UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant ☐

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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

BLACK DIAMOND, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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BLACK DIAMOND, INC.

2084 East 3900 South

Salt Lake City, UT 84124

November 9, 2015

To Our Stockholders:

On behalf of the Board of Directors of Black Diamond, Inc., I cordially invite you to attend the Annual Meeting of Stockholders to be held on December 11, 2015, at 8:00 a.m., Eastern Standard Time, at the Dolby Screening Room, 1350 Avenue of the Americas, New York, NY 10019.

The accompanying Notice of Meeting and Proxy Statement cover the details of the matters to be presented.

A copy of the 2014 Annual Report is included in this mailing.

REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE ANNUAL MEETING, I URGE YOU TO VOTE BY COMPLETING AND RETURNING YOUR PROXY CARD AS SOON AS POSSIBLE. YOUR VOTE IS IMPORTANT AND WILL BE GREATLY APPRECIATED. RETURNING YOUR PROXY CARD WILL ENSURE THAT YOUR VOTE IS COUNTED IF YOU LATER DECIDE NOT TO ATTEND THE ANNUAL MEETING.

Cordially,

BLACK DIAMOND, INC.

Warren B. Kanders
Executive Chairman of the
Board of Directors

BLACK DIAMOND, INC.

Notice of Annual Meeting of Stockholders

To Be Held on December 11, 2015

To Our Stockholders:

 You are cordially invited to attend the Annual Meeting of Stockholders, and any adjournments or postponements thereof (the “Meeting”), of Black Diamond, Inc. (the “Company” or “Black Diamond”), which will be held on December 11, 2015, at 8:00 a.m., Eastern Standard Time, at the Dolby Screening Room, 1350 Avenue of the Americas, New York, NY 10019, for the following purposes:

1.          To elect the five nominees named in the accompanying Proxy Statement to serve on the Board of Directors until the next Annual Meeting of Stockholders and until their successors are duly elected and qualified (Proposal 1);

2.          To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2015 (Proposal 2);

3.          To consider and vote upon a proposal to adopt a new long-term stock incentive plan pursuant to which 4,500,000 shares of the Company’s common stock will be initially reserved for issuance and available under such plan, subject to an automatic annual increase equal to 5% of the total number of shares of the Company’s common stock outstanding (Proposal 3); and

4.          To transact such other business as may properly come before the Meeting, including to consider any procedural matters incident to the conduct of the Meeting, such as the postponement of the Meeting in order to solicit additional proxies to vote in favor of the matters presented at the Meeting.

Stockholders of record at the close of business on November 2, 2015 are entitled to notice of and to vote at the Meeting.

Important Notice Regarding the Availability of Proxy Materials for the Stockholders Meeting to Be Held on December 11, 2015: This Proxy Statement and form of proxy card, along with our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, are available at www.blackdiamond-inc.com.

YOUR VOTE IS IMPORTANT. PLEASE SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE, WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING. RETURNING YOUR PROXY CARD WILL ENSURE THAT YOUR VOTE IS COUNTED IF YOU LATER DECIDE NOT TO ATTEND THE ANNUAL MEETING.

By Order of the Board of Directors

Aaron J. Kuehne
Secretary
November 9, 2015

BLACK DIAMOND, INC.

2084 East 3900 South

Salt Lake City, UT 84124

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON

December 11, 2015

INTRODUCTION

Proxy Solicitation and General Information

This Proxy Statement and the enclosed form of proxy card (the “Proxy Card”) are being furnished to the holders of common stock, par value $0.0001 per share, of Black Diamond, Inc., a Delaware corporation (which is sometimes referred to in this Proxy Statement as “Black Diamond,” the “Company,” “we,” “our” or “us”), in connection with the solicitation of proxies by our Board of Directors for use at the Annual Meeting of Stockholders to be held on December 11, 2015, at 8:00 a.m., Eastern Standard Time, at the Dolby Screening Room, 1350 Avenue of the Americas, New York, NY 10019 and at any adjournments or postponements thereof (the “Meeting”). This Proxy Statement and the Proxy Card are first being sent to stockholders on or about November 9, 2015.

At the Meeting, stockholders will be asked:

1.          To elect the five nominees named in the accompanying Proxy Statement to serve on the Board of Directors until the next Annual Meeting of Stockholders and until their successors are duly elected and qualified (Proposal 1);

2.          To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2015 (Proposal 2);

3.          To consider and vote upon a proposal to adopt a new long-term stock incentive plan (the “2015 Stock Incentive Plan”) pursuant to which 4,500,000 shares of the Company’s common stock will be initially reserved for issuance and available under such plan, subject to an automatic annual increase equal to 5% of the total number of shares of the Company’s common stock outstanding (Proposal 3); and

4.          To transact such other business as may properly come before the Meeting, including to consider any procedural matters incident to the conduct of the Meeting, such as the postponement of the Meeting in order to solicit additional proxies to vote in favor of the matters presented at the Meeting.

The Board of Directors has fixed the close of business on November 2, 2015, as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting. Each such stockholder will be entitled to one vote for each share of common stock held on all matters to come before the Meeting and may vote in person or by proxy authorized in writing.

Proxies and Voting

Stockholders are requested to complete, sign, date and promptly return the enclosed Proxy Card in the enclosed envelope. Proxy Cards which are not revoked will be voted at the Meeting in accordance with instructions contained therein.

If a Proxy Card is signed and returned without instructions, the shares will be voted FOR the election of each nominee for director named in this Proxy Statement (Proposal 1), FOR the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015 (Proposal 2) and FOR the approval of the 2015 Stock Incentive Plan (Proposal 3).

Voting

Most beneficial owners whose stock is held in street name do not receive the Proxy Card. Instead, they receive voting instruction forms or proxy ballots from their bank, broker or other agent. Beneficial owners should follow the instructions on the voter instruction form or proxy ballot they receive from their bank, broker or other agent.

Our Board of Directors has selected Warren B. Kanders and Robert R. Schiller, and each of them, to serve as “Proxyholders” for the Meeting. Proxy Cards which are not revoked will be voted at the Meeting in accordance with instructions contained therein.

Revocation of Proxy

A stockholder who so desires may revoke its previously submitted Proxy Card at any time before it is voted at the Meeting by: (i) delivering written notice to us at Black Diamond, Inc., 2084 East 3900 South, Salt Lake City, UT 84124, c/o Aaron J. Kuehne, Chief Financial Officer, Secretary and Treasurer; (ii) duly executing and delivering a Proxy Card bearing a later date; or (iii) casting a ballot at the Meeting. Attendance at the Meeting will not in and of itself constitute a revocation of a proxy.

Voting on Other Matters

The Board of Directors knows of no other matters that are to be brought before the Meeting other than as set forth in the Notice of Meeting. If any other matters properly come before the Meeting, the persons named in the enclosed Proxy Card or their substitutes will vote in accordance with their best judgment on such matters.

Record Date; Shares Outstanding and Entitled to Vote

Only stockholders as of the close of business on November 2, 2015 (the “Record Date”), are entitled to notice of and to vote at the Meeting. As of November 2, 2015, there were 32,787,671 shares of our common stock outstanding and entitled to vote, with each share entitled to one vote. See “Beneficial Ownership of Company Common Stock By Directors, Officers and Principal Stockholders” for information regarding the beneficial ownership of our common stock by our current directors, executive officers and stockholders known to us to beneficially own five percent (5%) or more of our common stock.

Quorum; Required Votes

The presence at the Meeting, in person or by duly authorized proxy, of the holders of a majority of the outstanding shares of common stock entitled to vote constitutes a quorum for this Meeting.

Abstentions and “broker non-votes” are counted as present for purposes of determining whether a quorum exists. A “broker non-vote” occurs when a nominee such as a bank, broker or other agent holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received voting instructions from the beneficial owner.

Under the rules of various national and regional securities exchanges, nominees have such discretion to vote absent instructions with respect to certain “routine” matters, such as Proposal 2, the ratification of independent auditors, but not with respect to matters that are considered “non-routine,” such as the election of directors and the approval of the 2015 Stock Incentive Plan. Accordingly, without voting instructions from you, your broker will not be able to vote your shares on Proposal 1 and Proposal 3.

Each share of Black Diamond common stock entitles the holder to one vote on each matter presented for stockholder action. The affirmative vote of a plurality of the votes cast in person or represented by proxy at the Meeting is necessary for the election of the five nominees named in this Proxy Statement (Proposal 1). The affirmative vote of a majority of the shares of common stock present in person or represented by proxy at the Meeting is necessary (i) for the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2014 (Proposal 2) and (ii) the adoption and approval of the 2015 Stock Incentive Plan (Proposal 3).

Since the affirmative vote of a plurality of votes cast in person or represented by proxy at the Meeting is required for Proposal 1, abstentions and “broker non-votes” will have no effect on the outcome of such election. Since the affirmative vote of a majority of the shares of common stock present in person or represented by proxy at the Meeting is necessary for the approval of Proposals 2 and 3 abstentions will have the same effect as a negative vote, but “broker non-votes” will have no effect on the outcome of the voting for Proposals 2 and 3.

An inspector of elections appointed by us will tabulate votes at the Meeting.

Proxy Solicitation; Expenses

Black Diamond will bear the costs of the solicitation of proxies for the Meeting. Our directors, officers and employees may solicit proxies from stockholders by mail, telephone, telegram, e-mail, personal interview or otherwise. Such directors, officers and employees will not receive additional compensation but may be reimbursed for out-of-pocket expenses in connection with such solicitation. Brokers, nominees, fiduciaries and other custodians have been requested to forward soliciting material to the beneficial owners of our common stock held of record by them and such parties will be reimbursed for their reasonable expenses.

List of Stockholders

In accordance with the Delaware General Corporation Law (the “DGCL”), a list of stockholders entitled to vote at the Meeting will be available at the Meeting and for ten days prior to the Meeting, for any purpose germane to the Meeting, between the hours of 10:00 a.m. and 5:00 p.m., local time, at our offices at 2084 East 3900 South, Salt Lake City, UT 84124.

Voting Confidentiality

Proxy Cards, ballots and voting tabulations are handled on a confidential basis to protect your voting privacy. This information will not be disclosed to unrelated third parties except as required by law.

Appraisal Rights

Stockholders will have no rights of appraisal under the DGCL in connection with the proposals to be considered at the Meeting.

IT IS DESIRABLE THAT AS LARGE A PROPORTION AS POSSIBLE OF THE STOCKHOLDERS’ INTERESTS BE REPRESENTED AT THE MEETING. THEREFORE, EVEN IF YOU INTEND TO BE PRESENT AT THE MEETING, PLEASE SIGN AND RETURN THE ENCLOSED PROXY CARD TO ENSURE THAT YOUR STOCK WILL BE REPRESENTED. IF YOU ARE PRESENT AT THE MEETING AND DESIRE TO DO SO, YOU MAY WITHDRAW YOUR PROXY CARD AND VOTE IN PERSON BY GIVING WRITTEN NOTICE TO THE SECRETARY OF THE COMPANY. YOUR PRESENCE AT THE MEETING WILL NOT AUTOMATICALLY REVOKE YOUR PROXY CARD. PLEASE RETURN YOUR EXECUTED PROXY CARD PROMPTLY.

BENEFICIAL OWNERSHIP OF COMPANY COMMON STOCK BY

DIRECTORS, OFFICERS AND PRINCIPAL STOCKHOLDERS

The following table sets forth, as of November 2, 2015, certain information regarding the beneficial ownership of the common stock outstanding by (i) each person known to us to own or control five percent (5%) or more of our common stock, (ii) each of our current directors and nominees, (iii) each of our current “Named Executive Officers” (as defined in Item 402(a)(3) of Regulation S-K), set forth in the summary compensation table on page 20 and (iv) our current Named Executive Officers and directors and nominees as a group. Unless otherwise indicated, each person named in the table below has sole voting and investment power with respect to the shares beneficially owned. Unless otherwise indicated, the address of each person named in the table below is c/o Black Diamond, Inc., 2084 East 3900 South, Salt Lake City, UT 84124.

Name	Common Stock Beneficially Owned (1)		Percentage (%) of Common Stock (2)

Warren B. Kanders	7,835,284	(3)	23.3

Robert R. Schiller	1,558,962	(4)	4.8

Nicholas Sokolow	582,567	(5)	1.8

Donald L. House	334,861	(6)	1.0

Peter R. Metcalf	153,883	(7)	*

Michael A. Henning	80,000	(8)	*

Aaron J. Kuehne	49,317	(9)	*

Mark Ritchie	114,967	(10)	*

All current directors and named executive officers as a group (8 persons)	10,709,841	(11)	31.3

* Denotes less than one percent.

(1)

As used in this table, a beneficial owner of a security includes any person who, directly or indirectly, through contract, arrangement, understanding, relationship or otherwise has or shares within 60 days of November 2, 2015, (a) the power to vote, or direct the voting of, such security or (b) investment power which includes the power to dispose, or to direct the disposition of, such security.

(2)	Applicable percentage of beneficial ownership is based on 32,787,671 shares of our common stock outstanding as of November 2, 2015.

(3)

Includes (i) Mr. Kanders’ options to purchase 800,000 shares of common stock that are presently exercisable or exercisable within 60 days of November 2, 2015; (ii) 2,419,490 shares of common stock held by Kanders GMP Holdings, LLC, of which Mr. Kanders is a majority member and a trustee of the manager; (iii) 13,900 shares of common stock that Mr. Kanders may be deemed to beneficially own as UTMA custodian for his children; and (iv) 124,667 shares of common stock held by Mr. Kanders’ spouse in a UTA Trust Account of which Mr. Kanders is the sole trustee. Of the 7,835,284 shares of common stock included in Mr. Kanders’ beneficial ownership, 5,919,017 shares are hypothecated and/or pledged as security for loans from financial institutions. Excludes (i) 100,000 shares of common stock that are beneficially owned by Mr. Kanders’ spouse, as to all of which he disclaims any beneficial ownership; and (ii) a seven-year restricted stock award granted on January 17, 2011 under the Company’s 2005 Stock Incentive Plan of which 250,000 restricted shares will vest and become nonforfeitable if, on or before January 17, 2018, the closing price of the Company’s common stock shall have equaled or exceeded $14.00 per share for twenty consecutive trading days.

(4)	Includes (i) 35,333 shares of common stock held directly by Mr. Schiller through an IRA account; (ii) 1,296,429 shares of common stock held by Schiller Gregory Investment Company, LLC; (iii) 18,532 shares of common stock that Mr. Schiller may be deemed to beneficially own as UTMA custodian for his children; (iv) 1,200 shares of common stock held by Schiller Family Foundation, Inc., of which Mr. Schiller is the President, and has the power to vote and dispose of such shares; and (v) 207,468 shares of common stock held by the Robert R. Schiller Revocable Trust. Excludes: (i) 500 shares of common stock that are beneficially owned by Mr. Schiller’s spouse through an IRA account; and (ii) 40,000 shares of common stock that may be deemed to be beneficially owned by Mr. Schiller’s spouse as trustee of the Robert R. Schiller Cornerstone Trust. Mr. Schiller disclaims beneficial ownership of the shares of common stock that are or may be deemed to be beneficially owned by his spouse.

(5)	Includes (i) Mr. Sokolow’s options to purchase 165,000 shares of common stock that are presently exercisable or exercisable within 60 days of November 2, 2015; and (ii) 310,900 shares of common stock held by ST Investors Fund, LLC, of which Mr. Sokolow is the General Manager.

(6)	Includes Mr. House’s options to purchase 205,000 shares of common stock that are presently exercisable or exercisable within 60 days of November 2, 2015.

(7)	Includes Mr. Metcalf’s options to purchase 75,000 shares of common stock that are presently exercisable or exercisable within 60 days of November 2, 2015.

(8)	Includes Mr. Henning’s options to purchase 70,000 shares of common stock that are presently exercisable or exercisable within 60 days of November 2, 2015.

(9)	Includes Mr. Kuehne’s options to purchase 40,500 shares of common stock that are presently exercisable or exercisable within 60 days of November 2, 2015, of which options to purchase 25,000 shares of common stock are subject to certain transfer restrictions through and including December 31, 2017. Excludes (i) Mr. Kuehne’s options to purchase 4,500 shares of common stock that are not presently exercisable and not exercisable within 60 days of November 2, 2015; and (ii) 805 shares of common stock that are beneficially owned by Mr. Kuehne’s spouse, as to all of which he disclaims any beneficial ownership.

(10)	Includes Mr. Ritchie’s options to purchase 100,000 shares of common stock that are presently exercisable or exercisable within 60 days of November 2, 2015. Excludes 30,000 restricted shares that will vest and become nonforteitable as follows: (i) 10,000 shares shall immediately vest and become nonforfeitable if: (A) during any calendar year ending prior to and including December 31, 2015, the Company’s apparel products achieve certain net revenue targets of at least $35 million in such calendar year; and (B) Mr. Ritchie is employed as a full time employee by the Company or one of its subsidiaries as of March 31, 2016; (ii) 10,000 shares shall immediately vest and become nonforfeitable if: (A) during any calendar year ending prior to and including December 31, 2017, the Company’s apparel products achieve certain net revenue targets in such calendar year; and (B) Mr. Ritchie is employed as a full time employee by the Company or one of its subsidiaries as of March 31, 2018; and (iii) 10,000 shares shall immediately vest and become nonforfeitable if: (A) during any calendar year ending prior to and including December 31, 2018, the Company’s apparel products achieve certain net revenue targets in such calendar year; and (B) Mr. Ritchie is employed as a full time employee by the Company or one of its subsidiaries as of March 31, 2019; provided, however, in the event that the Company fails to achieve a net revenue target in an applicable calendar year but Mr. Ritchie remains employed as a full time employee by the Company or one of its subsidiaries as of the applicable employment date for such period, then 2,000 restricted shares with respect to such period shall become fully vested and the remaining 8,000 unvested restricted shares with respect to such period shall be forfeited effective as of such applicable employment date.

(11)	Includes options to purchase 1,455,500 shares of common stock that are presently exercisable or exercisable within 60 days of November 2, 2015. Excludes options to purchase 4,500 shares of common stock that are not presently exercisable and not exercisable within 60 days of November 2, 2015.

We are not aware of any material proceedings to which any of our directors, nominees for director, executive officers, affiliates of the foregoing persons or any security holder, including any owner of record or beneficially of more than five percent (5%) of any class of our voting securities, is a party adverse to us or has a material interest adverse to us.

PROPOSAL 1

ELECTION OF DIRECTORS

Our Bylaws provide that our Board of Directors will consist of not less than three, nor more than seven members, with such number to be fixed by the Board of Directors. The number of directors has been fixed at five by the Board of Directors. Our Nominating/Corporate Governance Committee and our Board of Directors have selected the five nominees for directors that are listed in this Proxy Statement for election at the Meeting.

Our directors are elected annually at the Annual Meeting of Stockholders. Their respective terms of office continue until the next Annual Meeting of Stockholders and until their successors have been duly elected and qualified in accordance with our Bylaws. There are no family relationships among any of our directors, nominees for director or executive officers.

Except as otherwise specified or in the case of broker non-votes, each Proxy Card received will be voted for the election of the five nominees for director named below to serve until the next Annual Meeting of Stockholders and until their successors shall have been duly elected and qualified. Each of the nominees named below has been nominated by the Nominating/Corporate Governance Committee of the Board of Directors and has consented to be named a nominee in this Proxy Statement and to serve as a director, if elected. Should any nominee become unable or unwilling to accept a nomination for election, the persons named in the enclosed Proxy Card will vote for the election of a nominee designated by the Board of Directors or will vote for such lesser number of directors as may be prescribed by the Board of Directors in accordance with our Bylaws.

When considering whether directors and nominees have the experience, qualifications, attributes and skills, taken as a whole, to enable the Board of Directors to satisfy its oversight responsibilities effectively in light of the Company’s business and structure, the Nominating/Corporate Governance Committee and the Board of Directors focused primarily on the information discussed in each of the nominee’s individual biographies set forth below, which contains information regarding the person’s service as a director, business experience and director positions held currently or at any time during the last five years.

The age and principal occupation for the past five years of each person nominated as a director is set forth below:

Warren B. Kanders, 58, our Executive Chairman, has served as one of our directors since June 2002 and as Executive Chairman of our Board of Directors since December 2002. Since 1990, Mr. Kanders has served as the President of Kanders & Company, Inc. (“Kanders & Co.”), a private investment firm principally owned and controlled by Mr. Kanders, that makes investments in and provides consulting services to public and private entities. From January 1996 until its sale to BAE Systems plc (“BAE Systems”) on July 31, 2007, Mr. Kanders served as the Chairman of the Board of Directors, and as the Chief Executive Officer from April 2003, of Armor Holdings, Inc. (“Armor Holdings”), formerly a New York Stock Exchange-listed company and a manufacturer and supplier of military vehicles, armored vehicles and safety and survivability products and systems to the aerospace and defense, public safety, homeland security and commercial markets. Since 2012, Mr. Kanders has served as the Chairman of the Board of Directors and as the Chief Executive Officer of Maui Acquisition Corp., the sole equity owner of Safariland, LLC, a manufacturer and supplier of safety and survivability products to the public safety, homeland security and commercial markets. Mr. Kanders graduated with an A.B. degree in Economics from Brown University. Mr. Kanders also serves on the board of trustees of the Whitney Museum of American Art, the Winston Churchill Foundation and the Hospital for Special Surgery, and is a member of the Advisory Council of The Institute at Brown for Environment and Society. Mr. Kanders also was a former trustee of the Choate Rosemary Hall School. Based upon Mr. Kanders’ role as Executive Chairman of the Company, service as a chairman and a director of a wide range of other public companies, financial background and education, as well as his extensive investment, capital raising, acquisition and operating expertise, the Company believes that Mr. Kanders has the requisite set of skills to serve as a Board member of the Company.

Robert R. Schiller, 52, has served as our Executive Vice Chairman since May 2010. Mr. Schiller served as Vice Chairman of the Board of Directors of Gregory Mountain Products from March 2008 until May 2010. From July 1996 until its sale to BAE Systems on July 31, 2007, Mr. Schiller served in a variety of capacities at Armor Holdings, including as a Director from June 2005, President from January 2004, Chief Operating Officer from April 2003, and Chief Financial Officer and Secretary from November 2000 to March 2004. Mr. Schiller graduated with a B.A. in Economics from Emory University in 1985 and received an M.B.A. from Harvard Business School in 1991. Based upon Mr. Schiller’s role as Executive Vice Chairman of the Company as well as his extensive experience as an executive officer and director, together with his educational experience and his extensive operational, acquisition, corporate governance, financial and transactional expertise, the Company believes that Mr. Schiller has the requisite set of skills to serve as a Board member of the Company.

Donald L. House, 74, has served as one of our directors since January 1993. Mr. House served as Chairman of our Board of Directors from January 1994 until December 1997 and as our President from January 1993 until December 1993. Mr. House also served as a member of the Board of Directors of Carreker Corporation from May 1998 until March 2007. Mr. House is a private investor and he serves on the board of directors as well as the Chairman and Co-Chairman of several privately-held companies. Mr. House graduated with B.S. and M.S. degrees from the Georgia Institute of Technology. Based upon Mr. House’s role as the Chairman of the Compensation Committee of the Company’s Board of Directors, prior experience as a chairman and an executive officer of companies in a variety of industries, financial expertise and extensive experience serving as a member of the boards of directors and committees of other public companies, the Company believes that Mr. House has the requisite set of skills to serve as a Board or Board committee member of the Company.

Nicholas Sokolow, 65, has served as one of our directors since June 2002. From January 1996 until its sale to BAE Systems on July 31, 2007, Mr. Sokolow served as a member of the Board of Directors of Armor Holdings. Mr. Sokolow served as a member of the Board of Directors of Stamford Industrial Group, Inc. from October 2006 until September 2009. From 2007 until December 31, 2014, Mr. Sokolow practiced law at the firm of Lebow & Sokolow LLP. From 1994 to 2007, Mr. Sokolow was a partner at the law firm of Sokolow, Carreras & Partners. From June 1973 until October 1994, Mr. Sokolow was an associate and partner at the law firm of Coudert Brothers. Mr. Sokolow graduated with Economics and Finance degrees from the Institut D’Etudes Politiques, a Law degree from the Faculte de Droit and a Masters of Comparative Law degree from the University of Michigan. Mr. Sokolow is also an honorary member of the French Bar. Based upon Mr. Sokolow’s role as the Chairman of the Nominating/Corporate Governance Committee of the Company’s Board of Directors, education, legal background involving mergers and acquisitions, corporate governance expertise and extensive experience serving as a member of the boards of directors and committees of other public companies, the Company believes that Mr. Sokolow has the requisite set of skills to serve as a Board or Board committee member of the Company.

Michael A. Henning, 75, has served as one of our directors since May 2010. Mr. Henning served as a director and the Chairman of the Audit Committee of the Board of Directors of Highlands Acquisition Corp. from May 2007 until September 2009. From 2000 to May 2015, Mr. Henning had served as the Chairman of the Audit Committee and member of the Compensation Committee, and had previously served as the Vice Chairman of the Finance Committee, of the Board of Directors of CTS Corporation, a NYSE-listed company that provides electronic components to auto, wireless and PC businesses. In December 2002, he joined the Board of Directors of Omnicom Group Inc., a global communications company, where he also serves on the Audit Committee and the Compensation Committee. Mr. Henning is also a member of the Board of Directors, and serves on the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee, of Landstar System, Inc., a NASDAQ-listed transportation and logistics services company. Mr. Henning retired as Deputy Chairman from Ernst & Young in 2000 after forty years with the firm. Mr. Henning was the inaugural Chief Executive Officer of Ernst & Young International, serving from 1993 to 1999. From 1991 to 1993, he served as Vice Chairman of Tax Services at Ernst & Young. Mr. Henning was also the Managing Partner of the firm’s New York office, from 1985 to 1991, and the Partner in charge of International Tax Services, from 1978 to 1985. From 1994 to 2000, Mr. Henning served as a Co-Chairman of the Foreign Investment Advisory Board of Russia, where he co-chaired a panel of 25 chief executive officers from the G-7 countries who advised the Russian government in adopting international accounting and tax standards. Mr. Henning graduated with a B.B.A. degree from St. Francis College and received a Certificate from the Harvard University Advanced Management Program. Mr. Henning is a Certified Public Accountant. Based upon Mr. Henning’s role as the Chairman of the Audit Committee of the Company’s Board of Directors, his accounting and financial expertise and extensive experience serving as a member of the boards of directors and committees of other public companies, the Company believes that Mr. Henning has the requisite set of skills to serve as a Board or Board committee member of the Company.

The affirmative vote of a plurality of the votes cast in person or by proxy at the Meeting is necessary for the election as directors of the five nominees named in this Proxy Statement (assuming a quorum of a majority of the outstanding shares of common stock is present).

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR EACH OF THE ABOVE-NAMED DIRECTOR NOMINEES.

GOVERNANCE OF THE COMPANY

Corporate Governance

Our Board of Directors is committed to sound and effective corporate governance practices. The Company’s management and our Board of Directors reviewed our corporate governance practices in light of the Sarbanes-Oxley Act of 2002. Based on that review, the Board of Directors maintains codes of ethics and conduct, corporate governance guidelines, committee charters, complaint procedures for accounting and auditing matters and an Audit Committee pre-approval policy. The Company is listed on the NASDAQ Global Select Market (“NASDAQ”), and therefore, it has modeled its corporate governance practices after the listing requirements of NASDAQ.

Corporate Governance Guidelines and Documents

The Code of Ethics for Senior Executive and Financial Officers, the Code of Business Conduct and Ethics for Directors, Officers and Employees, Complaint Procedures for Accounting and Auditing Matters, the Corporate Governance Guidelines, the Audit Committee Pre-Approval Policy, and the Charters of our Audit, Compensation and Nominating/Corporate Governance Committees were adopted by Black Diamond for the purpose of promoting honest and ethical conduct, promoting full, fair, accurate, timely and understandable disclosure in periodic reports required to be filed by Black Diamond, and promoting compliance with all applicable rules and regulations that apply to Black Diamond and its officers and directors. Our Codes of Ethics and Conduct, the Complaint Procedures for Accounting and Auditing Matters, the Corporate Governance Guidelines, and the Charters of our Audit, Compensation and Nominating/Corporate Governance Committees are available on our Internet website, at www.blackdiamond-inc.com under the tab “Corporate Governance” within the section called “Investor Relations.” In addition, you may request a copy of any such materials, without charge, by submitting a written request to: Black Diamond, Inc., Attention: Secretary, 2084 East 3900 South, Salt Lake City, UT 84124.

Board of Directors

Our Board of Directors is currently comprised of the following five members: Warren B. Kanders, Michael A. Henning, Donald L. House, Robert R. Schiller and Nicholas Sokolow.

During fiscal 2014, the Board of Directors held ten meetings and acted by unanimous written consent in lieu of a meeting three times. During fiscal 2014, all of the directors then in office attended 100% of the total number of meetings of the Board of Directors and the Committees of the Board of Directors on which they served. The Company does not have a formal policy as to Board of Directors attendance at our Annual Meetings of Stockholders. All of the members of our Board of Directors attended last year’s Annual Meeting of Stockholders which was held on June 5, 2014.

Board Leadership Structure

The Company believes that board independence is an important aspect of corporate governance and three members of its Board of Directors are independent. The Company has also currently separated the roles of Chief Executive Officer from that of Executive Chairman of the Board of Directors. Peter R. Metcalf serves as the Company’s Chief Executive Officer, Warren B. Kanders serves as Executive Chairman of the Board of Directors, and Robert R. Schiller serves as Executive Vice Chairman of the Board of Directors. In addition, our independent directors hold periodically scheduled meetings, at which only independent directors are present. The Board of Directors believes that this leadership structure is appropriate for our Company, given the size and scope of our business, the experience and active involvement of our independent directors and our corporate governance practices, which include regular communication with and interaction between and among the Chief Executive Officer, the Executive Chairman, the Executive Vice Chairman and the independent directors.

Board Role in Risk Oversight

Management is responsible for the day-to-day management of risks the Company faces, while the Board of Directors, as a whole and through its committees, provides risk oversight. In its risk oversight role, the Board of Directors must satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed, including assessing major risk factors relating to the Company and its performance, and reviewing measures to address and mitigate risks. While the full Board of Directors is charged with overseeing risk management, various committees of the Board of Directors and members of management also have responsibilities with respect to our risk oversight. In particular, the Audit Committee plays a large role in monitoring and assessing our financial, legal and operational risks, and receives regular reports from the management team regarding comprehensive organizational risk as well as particular areas of concern.

Director Independence

The Board of Directors has evaluated each of its directors’ independence from Black Diamond based on the definition of “independence” established by NASDAQ and has determined that Messrs. Henning, Sokolow and House are independent directors, constituting a majority of the Board of Directors. The Board of Directors has also determined that each of the members of our Audit Committee is “independent” for purposes of Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

In its review of each director’s independence from the Company, the Board of Directors reviewed whether any transactions or relationships currently exist or existed during the past year between each director and the Company and its subsidiaries, affiliates, equity investors or independent registered public accounting firm. The Board of Directors also examined whether there were any transactions or relationships between each director and members of the senior management of the Company or their affiliates.

Stockholder Communications

Stockholders may send communications to our Board of Directors or any committee thereof by writing to the Board of Directors or any committee thereof at Black Diamond, Inc., Attention: Secretary, 2084 East 3900 South, Salt Lake City, UT 84124. The Secretary will distribute all stockholder communications to the intended recipients and/or distribute to the entire Board of Directors, as appropriate.

In addition, stockholders may also contact the non-management directors as a group or any individual director by writing to the non-management directors or the individual director, as applicable, at Black Diamond, Inc., 2084 East 3900 South, Salt Lake City, UT 84124.

Complaint Procedures

Complaints and concerns about accounting, internal accounting controls or auditing or related matters pertaining to the Company may be submitted by writing to the Chairman of the Audit Committee as follows: Black Diamond, Inc., Attention: Chairman of the Audit Committee, 2084 East 3900 South, Salt Lake City, UT 84124. Complaints may be submitted on a confidential and anonymous basis by sending them in a sealed envelope marked “Confidential.”

Audit Committee

The Audit Committee is responsible for the oversight and evaluation of (i) the qualifications, independence and performance of our independent auditors; (ii) the performance of our internal audit function; and (iii) the quality and integrity of our financial statements and the effectiveness of our internal control over financial reporting. In addition, the Audit Committee recommends to the Board of Directors the appointment of independent auditors and analyzes the reports and recommendations of such auditors. The Audit Committee also assesses major risk factors relating to the Company and its performance, and reviews measures to address and mitigate financial, legal and operational risks. The committee also prepares the Audit Committee report required by the rules of the U.S. Securities and Exchange Commission (the “SEC”), which is included in this Proxy Statement beginning on page 13.

Our Audit Committee is currently comprised of Messrs. Henning, House and Sokolow, with Mr. Henning serving as the Chairman. All of the members of our Audit Committee were determined by the Board of Directors to be independent of Black Diamond based on NASDAQ’s definition of “independence” and are able to read and understand the Company’s fundamental financial statements. The Board of Directors has determined that Mr. Henning qualifies as an audit committee financial expert (as such term is defined under the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder) and that his simultaneous service on the audit committees of more than two other public companies does not impair his ability to effectively serve on the Company’s Audit Committee.

The duties of the Audit Committee of our Board of Directors, which are specified in the charter of the Audit Committee, include but are not limited to:

•	reviewing and discussing with management and the independent auditors the annual audited financial statements, and recommending to our Board of Directors whether the annual audited financial statements should be included in our Annual Report on Form 10-K;

•	discussing with management and the independent auditors significant financial reporting issues and judgments made in connection with the preparation of our financial statements;

•	discussing with management major risk assessment and risk management policies;

•	monitoring the independence of the independent auditors;

•	verifying the rotation of the lead audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by regulation;

•	reviewing and approving all related party transactions;

•	inquiring and discussing with management our compliance with applicable laws and regulations;

•	pre-approving all audit services and permitted non-audit services to be performed by our independent auditors, including the fees and terms of the services to be performed;

•	appointing and replacing the independent auditors;

•	determining the compensation and oversight of the work of the independent auditors (including resolution of disagreements between management and the independent auditors regarding financial reporting) for the purpose of preparing and issuing an audit report or related work;

•	establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or reports which raise material issues regarding our financial statements or accounting policies; and

•	approving reimbursement of expenses incurred by our management team in identifying potential target businesses.

During fiscal 2014, the Audit Committee held four meetings and acted by unanimous written consent in lieu of a meeting one time. The Board of Directors has adopted a written Charter for the Audit Committee, a copy of which is available on our Internet website, at www.blackdiamond-inc.com under the tab “Corporate Governance” within the section called “Investor Relations.”

Compensation Committee

The Compensation Committee reviews recommendations for executive compensation, including incentive compensation and stock incentive plans and makes recommendations to the Board of Directors concerning levels of compensation of our executive officers and other key managerial personnel as well as the adoption of incentive and stock plans. Pursuant to the Compensation Committee’s charter (a copy of which is available on our Internet website, at www.blackdiamond-inc.com under the tab “Corporate Governance” within the section called “Investor Relations”), the Compensation Committee’s authority generally includes, among other things, the authority to do each of the following:

•	To assist the Board of Directors in developing and evaluating potential candidates for executive positions and to oversee the development of executive succession plans.

•	To review and approve corporate goals and objectives with respect to compensation for the Company’s senior management team, evaluate the senior management team’s performance in light of those goals and objectives, and, either as a committee or together with the other independent directors, determine and approve the senior management team’s compensation levels based on this evaluation. In determining the long-term incentive component of the senior management team’s compensation, the Compensation Committee shall consider the Company’s performance and relative stockholder return, the value of similar incentive awards to chief executive officers at comparable companies, and the awards given to the Company’s senior management team in past years.

•	To make recommendations to the Board of Directors with respect to non-senior management team compensation, incentive-compensation plans and equity-based plans. The Compensation Committee shall also provide oversight of senior management’s decisions concerning the performance and compensation of other Company officers.

•	To review the Company’s incentive compensation and other stock-based plans and recommend changes in such plans to the Board of Directors as needed. The Compensation Committee shall have and shall exercise all the authority of the Board of Directors with respect to the administration of such plans.

•	To produce the compensation committee report on executive compensation to be included in the Company’s Proxy Statement.

•	To review on an annual basis director compensation and benefits.

The Compensation Committee has the authority to retain or obtain advice from, as well as determine the appropriate compensation of, such compensation consultants, outside counsel and other advisors as the Compensation Committee, in its sole discretion, may deem appropriate.

Our Compensation Committee is currently comprised of Messrs. House and Sokolow, with Mr. House serving as the Chairman, both of whom were determined by the Board of Directors to be independent of the Company based on NASDAQ’s definition of “independence”. The Compensation Committee does not formally meet on a regular basis, but only as circumstances require. During fiscal 2014, the Compensation Committee held four meetings, acted by unanimous written consent in lieu of a meeting two times, and also held numerous informal discussions.

Nominating/Corporate Governance Committee

The purpose of the Nominating/Corporate Governance Committee is to identify, evaluate and nominate candidates for election to the Board of Directors, as well as review Black Diamond’s corporate governance guidelines and other related documents for compliance with applicable laws and regulations such as the Sarbanes-Oxley Act of 2002 and the NASDAQ listing requirements. The Nominating/Corporate Governance Committee considers all qualified candidates identified by members of the Committee, by other members of the Board of Directors, and by senior management. The Nominating/Corporate Governance Committee will consider nominees recommended by stockholders. Information with respect to a proposed nominee should be forwarded to Black Diamond, Inc., Attention: Secretary, at 2084 East 3900 South, Salt Lake City, UT 84124, and upon receipt, the Secretary will submit them to the Nominating/Corporate Governance Committee for its consideration. Such information shall include the name of the nominee, and such information with respect to the nominee as would be required under the rules and regulations of the SEC to be included in our Proxy Statement if such proposed nominee were to be included therein, as well as a consent executed by the proposed nominee to serve as director if elected as required by the rules and regulations of the SEC. In addition, the stockholder shall include a statement to the effect that the proposed nominee has no direct or indirect business conflict of interest with us, and otherwise meets our standards set forth below. See “Requirements for Submission of Stockholder Proposals, Nomination of Directors and Other Business of Stockholders” for additional information on certain procedures that a stockholder must follow to nominate persons for election as directors.

Our Nominating/Corporate Governance Committee is currently comprised of Messrs. Sokolow and House, with Mr. Sokolow serving as the Chairman, both of whom were determined by the Board of Directors to be independent of the Company based on NASDAQ’s definition of “independence. The Nominating/Corporate Governance Committee does not formally meet on a regular basis, but only as circumstances require. During fiscal 2014, the Nominating/Corporate Governance Committee held four meetings, acted by unanimous written consent in lieu of a meeting one time and held several informal meetings, in person and by telephone, to discuss various topics relevant to its function, including evaluating the composition, structure and qualifications of the Board of Directors. A copy of the Nominating/Corporate Governance Committee’s Charter is available on our Internet website, at www.blackdiamond-inc.com under the tab “Corporate Governance” within the section called “Investor Relations.”

Candidates for the Board of Directors should possess fundamental qualities of intelligence, honesty, perceptiveness, good judgment, maturity, high ethics and standards, integrity, fairness and responsibility; have a genuine interest in the Company; have no conflict of interest or legal impediment which would interfere with the duty of loyalty owed to the Company and its stockholders; and have the ability and willingness to spend the time required to function effectively as a director of the Company. The Nominating/Corporate Governance Committee does not have a formal policy with regard to the consideration of diversity in identifying candidates for director. Nevertheless, the Nominating/Corporate Governance Committee’s evaluation of director candidates takes into account their ability to contribute to the diversity of age, background, experience, viewpoints and other individual qualities and attributes represented on the Board of Directors.

The Nominating/Corporate Governance Committee may engage third-party search firms from time to time to assist it in identifying and evaluating nominees for director. The Nominating/Corporate Governance Committee evaluates nominees recommended by stockholders, by other individuals and by the search firms in the same manner, as follows: The Nominating/Corporate Governance Committee reviews biographical information furnished by or about the potential nominees to determine whether they have the experience and qualities discussed above; when a Board of Directors vacancy occurs or is anticipated, the Nominating/Corporate Governance Committee determines which of the qualified candidates to interview, based on the current needs of the Board of Directors and the Company, and members of the Nominating/Corporate Governance Committee meet with these individuals. If, after such meetings, the Nominating/Corporate Governance Committee determines to recommend any candidate to the Board of Directors for consideration, that individual is invited to meet with the entire Board of Directors. The Board of Directors then determines whether to select the individual as a director-nominee.

Director Summary Compensation Table

The following table summarizes the compensation earned by our non-employee directors for the fiscal year ended December 31, 2014:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	Option Awards ($) (2)		Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non-qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Philip N. Duff(3)	15,500	-	-		-	-	-	15,500
Michael A. Henning	49,000	-	46,820	(4)	-	-	-	95,820
Donald L. House	47,000	-	46,820	(5)	-	-	-	93,820
Nicholas Sokolow	47,000	-	46,820	(6)	-	-	-	93,820

(1)  Represents the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 for awards made during the applicable year. For discussions on the relevant assumptions, see footnote 14, “Stock-Based Compensation Plan” in the financial statements contained in the Annual Report on Form 10-K for the year ended December 31, 2014. These amounts do not include forfeiture estimates.

(2)  Represents the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 for awards made during the applicable year. For discussions on the relevant assumptions, see footnote 14, “Stock-Based Compensation Plan” in the financial statements contained in the Annual Report on Form 10-K for the year ended December 31, 2014.

(3)  Mr. Duff ceased serving as a member of the Board of Directors of the Company effective as of June 5, 2014.

(4)  Mr. Henning’s option award includes the grant of options on June 4, 2014, valued at $46,820 and fully vested on March 31, 2015.

(5)  Mr. House’s option award includes the grant of options on June 4, 2014, valued at $46,820 and fully vested on March 31, 2015.

(6)  Mr. Sokolow’s option award includes the grant of options on June 4, 2014, valued at $46,820 and fully vested on March 31, 2015.

Discussion of Director Compensation

We pay four primary components of compensation to our non-management directors: an annual cash retainer, meeting fees, committee chairman fees, and equity awards, generally comprising of stock equity awards such as stock options. In setting director compensation, the Company considers the significant amount of time that directors expend in fulfilling their duties on our Board of Directors and its committees as well as the skill level required by the Company of members of the Board of Directors and the need to continue to attract highly qualified candidates to serve on our Board of Directors. Director compensation arrangements are reviewed annually to maintain such standards.

Members of our Board of Directors are compensated as follows: (i) the non-employee directors will receive an annual stock option grant at the Annual Meeting of Stockholders of 10,000 shares at an exercise price equal to the closing price of the Company’s common stock on the date of such grant, and vesting and becoming exercisable in four equal consecutive quarterly tranches; (ii) the non-employee directors will receive an annual retainer of $25,000 payable quarterly; (iii) chairmen of the committees of the Board of Directors, other than the Audit Committee, will receive an additional annual payment of $10,000 payable quarterly; (iv) the chairman of the Board of Directors’ Audit Committee will receive an additional annual payment of $15,000 payable quarterly; and (v) each committee member will receive an additional $1,000 per committee meeting attended.

Our employee directors (Messrs. Kanders, and Schiller) are compensated pursuant to their employment agreements (which are described below under the heading “Employment Agreements”).

Involvement in Certain Legal Proceedings

No director, executive officer or person nominated to become a director or executive officer has, within the last ten years: (i) had a bankruptcy petition filed by or against, or a receiver, fiscal agent or similar officer appointed by a court for, any business of such person or entity with respect to which such person was a general partner or executive officer either at the time of the bankruptcy filing or within two years prior to that time; (ii) been convicted in a criminal proceeding or is currently subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (iii) been subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting his involvement in any type of business, securities or banking activities or practice; or (iv) been found by a court of competent jurisdiction (in a civil action), the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Board of Directors has appointed an Audit Committee consisting of three directors. Each of the members of the Audit Committee is independent from Black Diamond and is financially literate as that qualification is interpreted by the Board of Directors. The Board of Directors has adopted a written charter with respect to the Audit Committee’s roles and responsibilities.

Management is responsible for Black Diamond’s internal control and the financial reporting process. The external auditor is responsible for performing an independent audit of Black Diamond’s consolidated financial statements and internal controls over financial reporting in accordance with auditing standards and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

The Audit Committee has had various discussions with management and the independent auditors. Management represented to the Audit Committee that Black Diamond’s consolidated financial statements were prepared in accordance with U.S. generally accepted accounting principles applied on a consistent basis, and the Audit Committee has reviewed and discussed the quarterly and annual earnings press releases and consolidated financial statements with management and the independent auditors. The Audit Committee has also discussed with the independent auditors the matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard No. 16 Communications with Audit Committees.

The Audit Committee has received the written disclosures and a letter from the independent registered public accounting firm as required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with the independent registered accounting firm its independence from Black Diamond and its management. The Audit Committee also considers whether the independent registered accounting firm’s provision of audit and non-audit services to Black Diamond is compatible with maintaining the independent registered accounting firm’s independence.

The Audit Committee discussed with the independent auditors the overall scope and plans for its audit. The Audit Committee discussed with the independent auditors, with and without management present, the results of its examinations, the evaluations of Black Diamond’s internal controls, and the overall quality and integrity of financial reporting.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board of Directors has approved, that the audited financial statements be included in Black Diamond’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014, for filing with the SEC.

Submitted by the Members of the Audit Committee of the Board of Directors:

Michael A. Henning (Chairman)

Donald L. House

Nicholas Sokolow

The Report of the Audit Committee does not constitute soliciting material, and shall not be deemed to be filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates the Report of the Audit Committee by reference therein.

EXECUTIVE OFFICERS

The following table sets forth the name, age and position of each of our executive officers as of the date hereof. Our executive officers are appointed by and serve at the discretion of the Board of Directors of Black Diamond.

Name	Age	Position

Warren B. Kanders	58	Executive Chairman of the Board of Directors
Robert R. Schiller	52	Executive Vice Chairman of the Board of Directors
Peter R. Metcalf	60	Chief Executive Officer
Aaron J. Kuehne	37	Chief Financial Officer, Secretary and Treasurer
Mark Ritchie	56	Chief Operating Officer

See “Biographical Information for Directors” for biographical information with respect to Warren B. Kanders and Robert R. Schiller.

Aaron J. Kuehne, 37, has served as our Chief Financial Officer, Secretary and Treasurer since March 2013. From March 2013 to November 2013, Mr. Kuehne served as the Company’s interim chief financial officer, and has been with the Company since September 2010. Before joining the Company in September 2010, Mr. Kuehne served as the Corporate Controller of Certiport from August 2009 to September 2010. From July 2004 to August 2009, Mr. Kuehne served in various capacities with KPMG LLP, most recently as Audit Manager. Mr. Kuehne graduated with a Bachelor of Arts degree in Accounting from University of Utah - David Eccles School of Business in 2002 and with a M.B.A. degree from University of Utah - David Eccles School of Business in 2004. He has also been a Certified Public Accountant since 2005.

Mark Ritchie, 56, has served as our Chief Operating Officer since August 2012. Mr. Ritchie had been the Vice President of Operations, from 2004 to 2012, Director Planning Purchasing and Logistics, from 1995 to 2004, and Production Planner from 1994 to 1995, of Black Diamond Equipment, Ltd. Mr. Ritchie previously served as Chief Financial Officer of Sierra South from 1985 to 1992. Mr. Ritchie graduated with a Bachelor of Science in Economics from California State University, Los Angeles in 1983 and received an M.B.A. from Pepperdine University, The George L. Graziadio School of Business and Management in 1994.

There are no family relationships between our Named Executive Officers and any director of the Company.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview

The Compensation Committee of the Board of Directors (the “Compensation Committee”) establishes the salaries and other compensation of the Company’s Chief Executive Officer and Chief Financial Officer and assists the Board of Directors in establishing compensation packages for Black Diamond’s other Named Executive Officers, its key employees and non-employee directors as well as administering Black Diamond’s incentive plans. The Compensation Committee is generally responsible for setting and administering the policies which govern annual salaries of executive officers, raises and bonuses and certain awards of stock options and common stock under the Company’s 2005 Stock Incentive Plan and otherwise, and, where applicable, compliance with the requirements of Section 162(m) of the Code and such responsibility is generally limited to the actions taken by the Compensation Committee, although at times the full Board of Directors has determined annual executive salaries, raises and, where the Company has determined that compliance with the provisions of Section 162(m) of the Code is not required, bonuses as well as grants of stock options and common stock without having first received recommendations from the Compensation Committee. From time to time, the Compensation Committee reviews our compensation packages to ensure that they remain competitive with the compensation packages offered by similarly-situated companies and continue to incentivize management and align management’s interests with those of our stockholders. Although we do not target executive compensation to any peer group median, we strive to provide a compensation package that is competitive in the market and rewards each executive’s performance.

The Compensation Committee is comprised of two directors, each of whom has considerable experience in executive compensation issues. Each member of the Compensation Committee meets the independence requirements specified by NASDAQ and by Section 162(m) of the Code. No member of the Compensation Committee has ever been an officer or employee of the Company, nor is there a direct or indirect relationship between any of the members of the Committee and any of the Company’s executive officers. The Compensation Committee operates under a written charter adopted by the Board of Directors that is available on our Internet website, at www.blackdiamond-inc.com under the tab “Corporate Governance” within the section called “Investor Relations.”

Executive Compensation Philosophy and Objectives

The Compensation Committee continues to examine and refine our compensation philosophy, objectives and strategy throughout the fiscal year as part of our ongoing efforts to maintain “best practices” in this area and corporate governance in general. The general philosophy of our executive compensation program is to attract and retain talented management that are enthusiastic about our mission and culture while ensuring that our executive officers are compensated in a way that advances the interests of our stockholders. In pursuing these objectives, the Compensation Committee believes that it is critical that a substantial portion of each executive officer’s compensation be contingent upon our overall performance and the growth of the Company. The Compensation Committee is also guided by the principles that our compensation packages must be competitive, must support our overall strategy and objectives, must provide significant rewards for outstanding financial performance while establishing clear consequences for underperformance and must align management’s interests with the interests of stockholders by linking compensation with performance. Annual bonuses and long-term awards for our executive officers should take into account not only objective financial goals, but also individual performance goals that reinforce our core values, which include leadership, accountability, ethics and corporate governance. It is the Compensation Committee’s responsibility to determine the performance goals for the performance-based compensation payable to our Named Executive Officers in compliance with Section 162(m) of the Code, subject to ratification by the Board of Directors, and to certify compliance with such goals before such compensation is paid. Subject to this limitation, the Compensation Committee may also make recommendations to the Board of Directors with respect to Chief Executive Officer and Chief Financial Officer compensation and, either alone or with the other independent members of our Board of Directors, to determine and approve our Chief Executive Officer’s and Chief Financial Officer’s compensation.

In determining the compensation packages for our other Named Executive Officers, key employees and non-employee directors, the Compensation Committee and the Board of Directors have evaluated the history and performance of the Company, previous compensation practices and packages awarded to the Company’s executive officers, key employees and non-employee directors, and compensation policies and packages awarded to executive officers, key employees and non-employee directors at similarly-situated companies.

Use of Outside Consultants

The Compensation Committee has the authority to retain and terminate any independent compensation consultant and to obtain independent advice and assistance from internal and external legal, accounting and other advisors. In 2014, the Compensation Committee did not engage any such consultants to determine or recommend the amount or form of executive and director compensation discussed herein.

Compensation Program Components

Our executive compensation program emphasizes company performance, individual performance and an increase in stockholder value over time in determining executive pay levels. Our executive compensation program consists of three key elements: (i) annual base salaries; (ii) a performance-based annual bonus; and (iii) periodic grants of stock options and restricted stock. The Compensation Committee believes that this three-part approach best serves our and our stockholders’ interests by motivating executive officers to improve our financial position, holding executives accountable for the performance of the organizations for which they are responsible and by attracting key executives into our service. Under our compensation program, annual compensation for Named Executive Officers are composed of a significant portion of pay that is “at risk” – specifically, the annual bonus, stock options and restricted stock.

For the fiscal year ended December 31, 2014, the components of compensation for Named Executive Officers were: (i) cash compensation; (ii) equity-based compensation; and (iii) perquisites and other personal and additional benefits. Additional details on each element of our compensation program are outlined below.

Cash Compensation

Base Salary. In reviewing and approving the base salaries of our Named Executive Officers, the Compensation Committee considers the scope of work and responsibilities and other individual-specific factors; the recommendations of our Executive Chairman and Executive Vice Chairman (except in the case of their own respective compensation); compensation for similar positions at similarly-situated companies; and the executive’s experience. Except where an existing agreement establishes an executive’s salary, the Compensation Committee generally reviews executive officer and key employee salaries annually at the end of the fiscal year and establishes the base salaries for the upcoming fiscal year in connection with establishing the Company’s budget for the upcoming fiscal year.

For 2014, base salaries for the Company’s Executive Chairman, Executive Vice Chairman, and Chief Executive Officer were established pursuant to their respective employment agreements (described below under the heading “Employment Agreements”). Effective April 1, 2014, Mr. Metcalf’s salary was increased from $250,000 to $260,000 in accordance with the terms of his employment agreement. In establishing the base salary of our Chief Executive Officer, the Compensation Committee considered Mr. Metcalf’s extensive knowledge of the Company’s history, products, strategies, technologies and culture, as well as the additional responsibilities and duties required by his role as chief executive officer of a public company. For 2014, the base salary for Ms. Freeman, who served as our President until her resignation effective June 3, 2015, was $500,000 pursuant to her employment agreement with the Company. In establishing the base salary of our former President, the Compensation Committee considered Ms. Freeman’s extensive brand management, and consumer product and omni-channel expertise as well as the additional responsibilities and duties required by her role as president of a public company.

The base salaries for the Company’s Executive Chairman and Executive Vice Chairman are subject to annual review by the Compensation Committee and were not modified in 2014 and remained at $175,000, respectively. In establishing the salaries of our Executive Chairman and Executive Vice Chairman, the Compensation Committee considered their respective extensive investment, capital raising, acquisition and operating expertise, as well as the scope of their respective responsibilities. Our Executive Chairman and Executive Vice Chairman devote only as much of their time as is necessary to the affairs of the Company and also serve in various capacities with other public and private entities, including not-for-profit entities.

As Mr. Kuehne, our Chief Financial Officer, Secretary and Treasurer, did not have an employment agreement, his employment with the Company is “at will.” Mr. Kuehne previously served as the Company’s Interim Chief Financial Officer following the resignation of Robert Peay, the Company’s previous Chief Financial Officer, on March 15, 2013. Mr. Kuehne was appointed as the Company’s Chief Financial Officer effective November 1, 2013. In connection with Mr. Kuehne’s appointment as Chief Financial Officer, the Company increased Mr. Kuehne’s salary from $160,000 to $210,000 per year effective as of January 1, 2014. In establishing Mr. Kuehne’s base salary, the Compensation Committee considered, among other things, the compensation for similar positions at similarly-situated companies, as well as the additional responsibilities and duties required by his role as chief financial officer of a public company.

As Mr. Ritchie, our Chief Operating Officer, did not have an employment agreement, his employment with the Company is “at will.” Effective April 1, 2014, Mr. Ritchie’s salary was increased from $240,000 to $245,000. In establishing Mr. Ritchie’s base salary, the Company considered, among other things, the compensation for similar positions at similarly-situated companies, as well as the additional responsibilities and duties required by his role as chief operating officer of a public company.

Performance-Based Annual Bonus. With regard to the compensation of any Named Executive Officer that is subject to Section 162(m) of the Code, the Compensation Committee establishes the performance goals and then certifies the satisfaction of such performance goals prior to the payment of the performance-based bonus compensation. In reviewing and approving the annual performance-based bonus for our executive officers, the Compensation Committee may also consider an executive’s contribution to the overall performance of Black Diamond, as well as annual bonuses awarded to persons holding similar positions at similarly-situated companies.

In addition, cash bonuses may be awarded at the discretion of the Board of Directors, the Compensation Committee or the executive management of the Company for exceptional performance related to other corporate activity undertaken by the Company in any year.

The Compensation Committee and the Board of Directors determined to award our Chief Executive Officer and President discretionary cash bonuses in the amount of $1,000 each for the performance of their services in 2014. In determining to award discretionary cash bonuses to our Chief Executive Officer and President, the Compensation Committee took into account, among other things, their respective contributions to the Company’s financial results for the year ended December 31, 2014, as well as their respective efforts towards implementing the Company’s strategic pivot.

The Compensation Committee and the Board of Directors also determined to award our Chief Financial Officer and Chief Operating Officer discretionary cash bonuses in the amount of $51,000 each for the performance of their services in 2014. In determining to award discretionary cash bonuses to our Chief Financial Officer and Chief Operating Officer, the Compensation Committee took into account, among other things, their respective contributions to the Company’s financial results for the year ended December 31, 2014, as well as their respective efforts towards implementing the Company’s strategic pivot.

Base salary, incentive compensation and the amount of discretionary bonus (total cash compensation) earned in 2014 by the Named Executive Officers are reflected in the “Salary,” and “Bonus,” columns in the Summary Compensation Table set forth on page 20 of this Proxy Statement.

Equity-Based Compensation

We believe that equity-based compensation is the most effective means of creating a long-term link between the compensation provided to officers and other key management personnel and the returns realized by the stockholders. In 2014, the Company maintained the 2005 Stock Incentive Plan to incentivize executive officers and other key employees. The 2005 Stock Incentive Plan is designed to give the Board of Directors discretion and flexibility in designing incentive compensation packages to align the goals of management with those of our stockholders and to motivate executive officers and key employees to improve the operations of the Company, thereby maximizing stockholder value. Pursuant to the plans, the Board of Directors may issue to employees, officers, directors, consultants, independent contractors and advisors of the Company and its subsidiaries incentive stock options, nonqualified stock options, and restricted stock.

Awards under the 2005 Stock Incentive Plan help relate a significant portion of an employee’s long-term remuneration directly to stock price appreciation realized by all our stockholders and align an employee’s interests with that of our stockholders. The Compensation Committee believes equity-based incentive compensation aligns executive and stockholder interests because (i) the use of a multi-year lock-up or vesting schedule or milestone based vesting schedule for equity awards encourages executive retention and emphasizes long-term growth, and (ii) paying a significant portion of management’s compensation in our equity provides management with a powerful incentive to increase stockholder value over the long-term. The specific types and size of awards to be granted (other than options granted to non-employee directors) and the terms and conditions of such awards are determined by the Compensation Committee subject to the provisions of the 2005 Stock Incentive Plan.

The timing of our equity award grants is not designed to have any relationship with our release of material, non-public information. Awards are generally granted at previously scheduled meetings of the Board of Directors and Compensation Committee and as required by our 2005 Stock Incentive Plan, options and stock awards are granted with an exercise price and valued equal to the fair market value of the Company’s common stock which is the closing price on the date of such grant. The Compensation Committee may also approve any equity-based grants in connection with the hiring or promotion of an executive officer.

On August 11, 2014, in connection with Ms. Freeman’s appointment as President of the Company and pursuant to the terms of her employment agreement, the Company issued and granted to Ms. Freeman an option to purchase 300,000 shares of the Company’s common stock pursuant to the Company’s 2005 Stock Incentive Plan, having an exercise price of $8.87 per share, the vesting of which options was accelerated due to the termination of her employment agreement. Ms. Freeman resigned as the Company’s President effective as of June 3, 2015, and as a result these options are no longer outstanding.

Also on August 11, 2014, in connection with Ms. Freeman’s appointment as President of the Company and pursuant to the terms of her employment agreement, the Company issued and granted to Ms. Freeman a restricted stock award of 300,000 restricted shares under the Company’s 2005 Stock Incentive Plan, of which (i) 50,000 restricted shares vested and became nonforteitable on August 25, 2014; (ii) 205,000 restricted shares will vest and become nonforteitable as follows: (A) 45,000 restricted shares will vest if, on or before June 30, 2017, the fair market value (as defined in the Company’s 2005 Stock Incentive Plan) of the Company’s common stock shall have equaled or exceeded $15.00 per share for five consecutive trading days; (B) 80,000 restricted shares will vest if, on or before December 31, 2019, the fair market value of the Company’s common stock shall have equaled or exceeded $20.00 per share for five consecutive trading days; (C) 80,000 restricted shares will vest if, on or before December 31, 2019, the fair market value of the Company’s common stock shall have equaled or exceeded $22.00 per share for five consecutive trading days; and (iii) 15,000 restricted shares will vest and become nonforfeitable on each of December 31, 2015, December 31, 2016 and December 31, 2017. All vested restricted shares will be subject to a lock-up provision restricting sales, dispositions, pledges and transfers of such shares through December 31, 2016. Ms. Freeman resigned as the Company’s President effective as of June 3, 2015, and as a result these restricted stock awards are no longer outstanding.

Perquisites and Other Personal and Additional Benefits

Executive officers participate in other employee benefit plans generally available to all employees on the same terms as similarly-situated employees.

The Company maintains qualified 401(k) plans that provide for discretionary Company contributions up to the applicable Internal Revenue Service limits.

The Company also provides Named Executive Officers with perquisites and other personal benefits that the Company and the Compensation Committee believe are reasonable and consistent with its overall compensation program to better enable the Company to attract and retain superior employees for key positions. The Compensation Committee periodically reviews the levels of perquisites and other personal benefits provided to our Named Executive Officers.

The costs to the Company associated with providing these benefits for executive officers named in the Summary Compensation Table are reflected in the “All Other Compensation” column of the Summary Compensation Table set forth on page 20 of this Proxy Statement.

Accounting and Tax Considerations

Section 162(m) of the Internal Revenue Code (“Code”) generally disallows a tax deduction to public corporations for compensation other than performance-based compensation over $1,000,000 paid for any fiscal year to an individual who, on the last day of the taxable year, was (i) the Chief Executive Officer or (ii) among the four other highest compensated executive officers whose compensation is required to be reported in the Summary Compensation Table contained herein. Compensation programs generally will qualify as performance-based if (1) compensation is based on pre-established objective performance targets, (2) the programs’ material features have been approved by stockholders, and (3) there is no discretion to increase payments after the performance targets have been established for the performance period. With regard to the compensation of any Named Executive Officer that is subject to Section 162(m) of the Code, the Compensation Committee establishes the performance goals and then certifies the satisfaction of such performance goals prior to the payment of the performance-based bonus compensation. The Compensation Committee desires to maximize deductibility of compensation under Section 162(m) of the Code to the extent practicable while maintaining a competitive, performance-based compensation program. However, the Compensation Committee also believes that it must reserve the right to award compensation which it deems to be in the best interests of our stockholders but which may not be tax deductible under Section 162(m) of the Code.

Policy on Stock Trading

We do not permit our executives and other employees to buy or sell put or call options on the Company’s common stock, or sell the Company’s common stock short.

Post-Employment and Other Events

Retirement, death, disability and change-in-control events trigger the payment of certain compensation to the Named Executive Officers that is not available to all salaried employees. Such compensation is discussed under the headings “Employment Agreements” and “Potential Payments Upon Termination or Change in Control.”

Role of Executive Officers in Compensation Decisions

The Compensation Committee determines the total compensation of our Chief Executive Officer and Chief Financial Officer and oversees the design and administration of compensation and benefit plans for all of the Company’s employees. Certain executive officers, including our Executive Chairman, Executive Vice Chairman, Chief Executive Officer and Chief Financial Officer, may attend a portion of most regularly scheduled Compensation Committee meetings, excluding executive sessions, to present topical issues for discussion and education as well as specific recommendations for review. The Compensation Committee also obtains input from our legal, finance and tax advisors, as appropriate.

Summary

The Compensation Committee believes that the total compensation package has been designed to motivate key management to improve the operations and financial performance of the Company, thereby increasing the market value of our common stock. The tables in this Executive Compensation section reflect the compensation structure established by the Compensation Committee.

Compensation Committee Report

Our Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with management. Based on our Compensation Committee’s review of and the discussions with management with respect to the Compensation Discussion and Analysis, our Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement for filing with the SEC.

Submitted by the Members of the Compensation Committee of the Board of Directors:

Donald House (Chairman)

Nicholas Sokolow

The Report of the Compensation Committee does not constitute soliciting material, and shall not be deemed to be filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates the Report of the Compensation Committee by reference therein.

Summary Compensation Table

The following summary compensation table sets forth information concerning the annual and long-term compensation earned for the periods presented below by our executive officers and persons as to whom disclosure is required under the applicable rules of the SEC (collectively, the “Named Executive Officers”).

Name and Principal Position	Year	Salary ($)		Bonus ($)	Stock Awards ($) (1)	Option Awards ($) (2)	Non-Equity Deferred Compensation Earnings	Non-qualified Deferred Compensation Earnings	All Other Compensation ($)		Total ($)

Warren B. Kanders	2014	175,000	(3)	-	-	-	-	-	46,737	(4)	221,737
Executive Chairman	2013	175,000		-	-	-	-	-	47,030		222,030
	2012	175,000		-	-	-	-	-	38,946		213,946

Robert R. Schiller	2014	175,000	(5)	-	-	-	-	-	38,818	(6)	213,818
Executive Vice	2013	175,000		-	-	-	-	-	38,403		213,403
Chairman	2012	175,000		-	-	-	-	-	38,745		213,745

Peter R. Metcalf	2014	256,308	(7)	1,000	-	-	-	-	9,970	(8)	267,278
Chief Executive Officer	2013	247,308		-	-	-	-	-	9,278		256,856
	2012	235,384		11,870	-	-	-	-	15,201		262,455

Zeena A. Freeman	2014	192,308	(9)	1,000	1,658,293	1,389,930	-	-	33,550	(10)	3,275,081
President

Aaron J. Kuehne	2014	210,000	(11)	51,000	-	-	-	-	14,902	(12)	275,902
Chief Financial Officer,	2013	157,308		-	25,000	165,090	-	-	10,149		357,547
Secretary & Treasurer

Mark Ritchie	2014	243,654	(13)	51,000	-	-	-	-	14,660	(14)	309,314
Chief Operating Officer	2013	236,135		-	312,000	224,700	-	-	9,991		782,826
	2012	219,039		20,038	-	-	-	-	11,849		250,926

(1) Represents the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 for awards made during the applicable year. For discussions on the relevant assumptions, see footnote 14, “Stock-Based Compensation Plans” in the financial statements contained in the Annual Reports on Form 10-K for the years ended December 31, 2014, December 31, 2013 and December 31, 2012. These amounts do not include forfeiture estimates.

(2) Represents the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 for awards made during the applicable year. For discussions on the relevant assumptions, see footnote 14, “Stock-Based Compensation Plans” in the financial statements contained in the Annual Reports on Form 10-K for the years ended December 31, 2014, December 31, 2013 and December 31, 2012.

(3) Mr. Kanders is compensated pursuant to the terms of his employment agreement with the Company dated June 5, 2013, which is discussed under the heading “Employment Agreements” in this Proxy Statement. Mr. Kanders is required to devote only as much time as is necessary to perform his duties for the Company.

(4) ”All Other Compensation” amount for Mr. Kanders in 2014 consists of the following items: 401(k) matching contributions, $2,625, health, short-term and long-term disability, and AD&D, $37,331; and life insurance, $6,781.

(5) Mr. Schiller is compensated pursuant to the terms of his employment agreement with the Company dated June 5, 2013, which is discussed under the heading “Employment Agreements” in this Proxy Statement. Mr. Schiller is required to devote only as much time as is necessary to perform his duties for the Company.

(6) ”All Other Compensation” amount for Mr. Schiller in 2014 consists of the following items: 401(k) matching contributions, $2,625, health, short-term and long-term disability, and AD&D, $35,200; and life insurance, $993.

(7) Mr. Metcalf is compensated pursuant to the terms of his employment agreement with the Company dated June 5, 2013, which is discussed under the heading “Employment Agreements” in this Proxy Statement.

(8) ”All Other Compensation” amount for Mr. Metcalf in 2014 consists of the following items: health, short-term and long-term disability, and AD&D, $9,682; and life insurance, $288.

(9) Ms. Freeman, during her term as President of the Company, received compensation pursuant to the terms of her employment agreement with the Company dated August 11, 2014. Ms. Freeman resigned as the Company’s President effective June 3, 2015.

(10) ”All Other Compensation” amount for Ms. Freeman in 2014 consists of the following items: relocation costs $31,160, health, short-term and long-term disability, and AD&D, $2,294; and life insurance, $96.

(11) On November 1, 2013, in connection with Mr. Kuehne’s appointment as Chief Financial Officer, the Company increased Mr. Kuehne’s salary from $160,000 to $210,000 per year effective as of January 1, 2014.

(12) ”All Other Compensation” amount for Mr. Kuehne in 2014 consists of the following items: 401(k) matching contributions, $3,182, health, short-term and long-term disability, and AD&D, $11,312; and life insurance, $408.

(13) On April 1, 2014, the Company increased Mr. Ritchie’s salary from $240,000 to $245,000.

(14) ”All Other Compensation” amount for Mr. Ritchie’s in 2014 consists of the following items: 401(k) matching contributions, $3,721, health, short-term and long-term disability, and AD&D, $10,531; and life insurance, $408.

Grants of Plan-Based Awards

There were no grants of plan-based awards in fiscal year 2014 to our Named Executive Officers during the fiscal year ended December 31, 2014.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth information concerning stock options and stock awards held by the Named Executive Officers at December 31, 2014:

	Option Awards							Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Warren B. Kanders	400,000	(1)	-		-	7.50	5/31/20(1)	-		-	-	-
	400,000	(1)	-		-	10.00	5/31/20(1)	-		-	-	-
	-		-		-	-	-	250,000	(2)	2,187,500	-	-

Robert R. Schiller	-		-		-	-	-	-		-	-	-

Peter R. Metcalf	75,000	(3)	-		-	6.85	5/28/20	-		-	-	-

Zeena A. Freeman			300,000	(4)	-	8.87	8/11/24	-		-	-	-
	-		-		-	-	-	250,000	(5)	2,187,500	-	-

Aaron J. Kuehne	25,000	(6)	-		-	10.40	11/7/23	-		-	-	-
	-		7,500	(7)	-	8.20	1/1/23	-		-	-	-
	12,500	(8)	-		-	6.25	9/12/20	-		-	-	-

Mark D. Ritchie	75,000	(9)	-		-	10.40	8/30/23	-		-	-	-
	25,000	(10)	-		-	6.85	5/28/20	-		-	-	-
			-		-	-	-	30,000	(11)	262,500	-	-

(1)    Fully vested non-plan stock option award. The Company’s Compensation Committee and Board of Directors approved, effective as of May 28, 2010, the extension of the expiration date for such stock option awards from December 20, 2012 to May 31, 2020.

(2) A seven-year restricted stock award granted under the Company’s 2005 Stock Incentive Plan on January 17, 2011 of 250,000 restricted shares which will vest and become nonforfeitable on the date the closing price of the Company’s common stock shall have equaled or exceeded $14.00 per share for 20 consecutive trading days.

(3) Stock option award granted pursuant to the Company’s 2005 Stock Incentive Plan. Options to purchase 30,000, 22,500 and 22,500 shares of common stock became exercisable on December 31, 2012, 2013 and 2014, respectively.

(4) Stock option award granted pursuant to the Company’s 2005 Stock Incentive Plan. Options to purchase 300,000 shares of common stock shall vest and become exercisable as follows: options to purchase 75,000 shares of common stock shall vest on each of December 31, 2015, December 31, 2016, December 31, 2017, and December 31, 2018. Ms. Freeman resigned as the Company’s President effective as of June 3, 2015 and as a result these options are no longer outstanding.

(5) Restricted stock award of 250,000 shares of common stock granted pursuant to the Company’s 2005 Stock Incentive Plan will vest and become nonforfeitable as follows: (A) 45,000 restricted shares shall vest if, on or before June 30, 2017, the fair market value (as defined in the 2005 Stock Incentive Plan) of the Company’s common stock shall have equaled or exceeded $15.00 per share for five consecutive trading days; (B) 80,000 restricted shares shall vest if, on or before December 31, 2019, the fair market value of the Company’s common stock shall have equaled or exceeded $20.00 per share for five consecutive trading days; (C) 80,000 restricted shares shall vest if, on or before December 31, 2019, the fair market value of the Company’s common stock shall have equaled or exceeded $22.00 per share for five consecutive trading days; and (D) 15,000 restricted shares shall vest on each of December 31, 2015, December 31, 2016 and December 31, 2017. All vested restricted shares will be subject to certain transfer restrictions through December 31, 2016. Ms. Freeman resigned as the Company’s President effective as of June 3, 2015 and as a result these restricted stock awards are no longer outstanding.

(6) Stock option award granted pursuant to the Company’s 2005 Stock Incentive Plan. Options to purchase 25,000 are immediately exercisable. The shares of common stock underlying the stock option will be subject to certain transfer restrictions through and including December 31, 2017, provided, that upon any termination of Mr. Kuehne’s employment with the Company for any reason (including, but not limited to, death, Disability or Termination by the Company without Cause (each as defined in the 2005 Stock Incentive Plan)), the transfer restrictions shall continue to apply through and including December 31, 2022.

(7) Stock option award granted pursuant to the Company’s 2005 Stock Incentive Plan. Options to purchase 3,000 shares of common stock shall vest and become exercisable on December 31, 2015 and options to purchase 2,250 shares of common stock shall vest and become exercisable on each of December 31, 2016 and December 31, 2017.

(8) Stock option award granted pursuant to the Company’s 2005 Stock Incentive Plan. Options to purchase 5,000, 3,750 and 3,750 shares of common stock vested and became exercisable on each of December 31, 2012, 2013 and 2014, respectively.

(9) Stock option award granted pursuant to the Company’s 2005 Stock Incentive Plan. Options to purchase 75,000 are immediately exercisable. The shares of common stock underlying the stock option will be subject to certain transfer restrictions through and including December 31, 2017, provided, that upon any termination of Mr. Ritchie’s employment with the Company for any reason (including, but not limited to, death, Disability or Termination by the Company without Cause (each as defined in the 2005 Stock Incentive Plan)), the transfer restrictions shall continue to apply through and including December 31, 2022.

(10) Stock option award granted pursuant to the Company’s 2005 Stock Incentive Plan. Options to purchase 10,000, 7,500 and 7,500 shares of common stock vested and became exercisable on December 31, 2012, 2013 and 2014, respectively.

(11)  Restricted stock award of 30,000 shares of common stock granted under the Company’s 2005 Stock Incentive Plan will vest and become nonforfeitable as follows: (i) 10,000 shares shall immediately vest and become nonforfeitable if: (A) during any calendar year ending prior to and including December 31, 2015, the Company’s apparel products achieve certain net revenue targets in such calendar year; and (B) Mr. Ritchie is employed as a full time employee by the Company or one of its subsidiaries as of March 31, 2016; (ii) 10,000 shares shall immediately vest and become nonforfeitable if: (A) during any calendar year ending prior to and including December 31, 2017, the Company’s apparel products achieve certain net revenue targets such calendar year; and (B) Mr. Ritchie is employed as a full time employee by the Company or one of its subsidiaries as of March 31, 2018; and (iii) 10,000 shares shall immediately vest and become nonforfeitable if: (A) during any calendar year ending prior to and including December 31, 2018, the Company’s apparel products achieve certain net revenue targets in such calendar year; and (B) Mr. Ritchie is employed as a full time employee by the Company or one of its subsidiaries as of March 31, 2019; provided, however, in the event that the Company fails to achieve a net revenue target in an applicable calendar year but Mr. Ritchie remains employed as a full time employee by the Company or one of its subsidiaries as of the applicable employment date for such period, then 2,000 restricted shares with respect to such period shall become fully vested and the remaining 8,000 unvested restricted shares with respect to such period shall be forfeited effective as of such applicable employment date.

Option Exercises and Stock Vested During Fiscal 2014

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

Warren B. Kanders	-	-	-	-
Robert R. Schiller	-	-	-	-
Peter R. Metcalf	-	-	-	-
Zeena A. Freeman	-	-	50,000	426,000
Aaron J. Kuehne	-	-	-	-
Mark Ritchie	-	-	-	-

Pension Benefits – Fiscal 2014

There were no pension benefits earned by our Named Executive Officers during the fiscal year ended December 31, 2014.

Non-qualified Defined Contribution and Other Non-qualified Deferred Compensation Plans

The Company does not have any non-qualified defined contribution or other non-qualified deferred compensation plans covering its Named Executive Officers.

Potential Payments Upon Termination or Change of Control

The tables below reflect the amount of compensation payable to each of the current Named Executive Officers of the Company in the event of termination of such executive’s employment. The amount of compensation payable to each current Named Executive Officer upon voluntary termination; retirement; involuntary not-for-cause termination; involuntary for cause termination; termination following a change of control; retention following a change of control; and in the event of disability or death of the executive is shown below. The amounts shown assume that such termination was effective as of December 31, 2014. The amounts shown thus include amounts earned through such times and are estimates of the amounts which would be paid out to the executives upon their termination. The actual amounts to be paid out can only be determined at the time of such executive’s separation from the Company.

Payments Made Upon Termination

Regardless of the manner in which a Named Executive Officer’s employment terminates, he may be entitled to receive amounts earned during his term of employment.

Payments Made Upon Retirement

In the event of the retirement of a Named Executive Officer, no additional benefits are paid.

Payments Made Upon a Change of Control

Pursuant to the terms of the employment agreements between the Company and each of Messrs. Kanders, Schiller and Metcalf, upon the termination of employment by such executive due to the occurrence of a change in control, such terminating executive will receive one year of annual salary in one lump sum and all granted but unvested stock options held by the executive will automatically vest and become exercisable.

Pursuant to the employment agreements between the Company and each of Messrs. Kanders, Schiller and Metcalf, a change of control is deemed to occur in the event that:

•	the members of the Board of Directors as of June 5, 2013 cease to constitute a majority of the Board of Directors provided, however, that any individual becoming a director subsequent to June 5, 2013, whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Board shall be considered as though such individual was a member of the Board as of June 5, 2013;

•	the Company shall have been sold by either (i) a sale of all or substantially all its assets; (ii) a merger or consolidation, other than any merger or consolidation pursuant to which the Company acquires another entity or (iii) a tender offer, whether solicited or unsolicited; or

•	any party, other than the Company, is or becomes the “beneficial owner” (as defined in the Exchange Act), directly or indirectly, of voting securities representing 50% or more of the total voting power of the Company.

Warren B. Kanders

The following table shows the potential payments upon termination or a change of control of the Company for Warren B. Kanders, the Company’s Executive Chairman, which includes payments payable pursuant to the terms of his employment agreement dated June 5, 2013, which is discussed under the heading “Employment Agreements” in this Proxy Statement.

Executive Benefits and Payments Upon Separation	Voluntary Termination on 12/31/14 ($)	For Cause Termination on 12/31/14 ($)	Without Cause Termination on 12/31/14 ($)		Change-in-Control and Termination on 12/31/14 ($)		Change-in- Control 12/31/14 ($)		Disability on 12/31/14 ($)	Death on 12/31/14 ($)

Compensation

Cash Severance – Salary	-	-	175,000	(1)	175,000	(1)	-		-	-

Stock Options	-	-	-		-				-	-

Restricted Stock	-	-					2,187,500	(2)	-	-

Benefits & Perquisites										-

Life Insurance	-	-	-		-				-	2,250,000	(3)

Disability Income	-	-	-		-				-	-

Total			175,000		175,000		2,187,500			2,250,000

(1)	Mr. Kanders would be entitled to receive one year of his annual base salary of $175,000 in one lump sum pursuant to the terms of his employment agreement which is discussed under the heading “Employment Agreements” in this Proxy Statement.

(2)	The unvested portion of 250,000 shares of restricted common stock awarded to Mr. Kanders pursuant to the terms of a restricted stock agreement dated January 17, 2011, would vest and become nonforfeitable. Valued using the December 31, 2014, market price of $8.75 per share.

(3)	Upon Mr. Kanders’ death, his designees would be entitled to receive $2,000,000 pursuant to the terms of his employment agreement which is discussed under the heading “Employment Agreements” in this Proxy Statement, and an additional $250,000 from a Company group term life policy that is maintained for the benefit of all of the Company’s employees.

Robert R. Schiller

The following table shows the potential payments upon termination or a change of control of the Company for Robert R. Schiller, the Company’s Executive Vice Chairman, which includes payments payable pursuant to the terms of his employment agreement dated June 5, 2013, which is discussed under the heading “Employment Agreements” in this Proxy Statement.

Executive Benefits and Payments Upon Separation	Voluntary Termination on 12/31/14 ($)	For Cause Termination on 12/31/14 ($)	Without Cause Termination on 12/31/14 ($)		Change-in-Control and Termination on 12/31/14 ($)		Disability on 12/31/14 ($)	Death on 12/31/14 ($)

Compensation

Cash Severance - Salary	-	-	175,000	(1)	175,000	(1)	-	-

Stock Options	-	-	-		-		-	-

Restricted Stock	-	-	-		-		-	-

Benefits & Perquisites

Life Insurance	-	-	-		-		-	225,000	(2)

Disability Income	-	-	-		-		-	-

Total			175,000		175,000			225,000

(1)	Mr. Schiller would be entitled to receive one year of his annual base salary of $175,000 in one lump sum pursuant to the terms of his employment agreement which is discussed under the heading “Employment Agreements” in this Proxy Statement.

(2)	Upon Mr. Schiller’s death, his beneficiary would be entitled to receive $225,000 from a Company group term life policy that is maintained for the benefit of all of the Company’s employees.

Peter R. Metcalf

The following table shows the potential payments upon termination or a change of control of the Company for Peter R. Metcalf, the Company’s Chief Executive Officer, which includes payments payable pursuant to the terms of his employment agreement dated June 5, 2013, which is discussed under the heading “Employment Agreements” in this Proxy Statement.

Executive Benefits and Payments Upon Separation	Voluntary Termination on 12/31/14 ($)	For Cause Termination on 12/31/14 ($)	Without Cause Termination on 12/31/14 ($)		Change-in- Control and Termination on 12/31/14 ($)		Disability on 12/31/14 ($)	Death on 12/31/14 ($)

Compensation

Cash Severance - Salary	-	-	260,000	(1)	260,000	(1)	-	-

Stock Options	-	-	-		-		-	-

Restricted Stock	-	-	-		-		-	-

Benefits & Perquisites

Life Insurance	-	-	-		-		-	200,000	(2)

Disability Income	-	-	-		-		-	-

Total			260,000		260,000		-	200,000

(1)	Mr. Metcalf would be entitled to receive one year of his annual base salary of $260,000 in one lump sum pursuant to the terms of his employment agreement which is discussed under the heading “Employment Agreements” in this Proxy Statement.

(2)	Upon Mr. Metcalf’s death, his beneficiary would be entitled to receive $200,000 from a Company group term life policy that is maintained for the benefit of all of the Company’s employees.

Aaron J. Kuehne

The following table shows the potential payments upon termination or a change of control of the Company for Aaron J. Kuehne, the Company’s Chief Financial Officer, Secretary and Treasurer.

Executive Benefits and Payments Upon Separation	Voluntary Termination on 12/31/14 ($)	For Cause Termination on 12/31/14 ($)	Without Cause Termination on 12/31/14 ($)	Change-in- Control and Termination on 12/31/14 ($)	Disability on 12/31/14 ($)	Death on 12/31/14 ($)

Compensation

Cash Severance - Salary	-	-	-	-	-	-

Stock Options	-	-	-	-	-	-

Restricted Stock	-	-	-	-	-	-

Benefits & Perquisites

Life Insurance	-	-	-	-	-	200,000	(1)

Disability Income	-	-	-	-	-	-

Total						200,000

(1)	Upon Mr. Kuehne’s death, his beneficiary would be entitled to receive $200,000 from a Company group term life policy that is maintained for the benefit of all of the Company’s employees.

Mark Ritchie

The following table shows the potential payments upon termination or a change of control of the Company for Mark Ritchie, the Company’s Chief Operating Officer.

Executive Benefits and Payments Upon Separation	Voluntary Termination on 12/31/14 ($)	For Cause Termination on 12/31/14 ($)	Without Cause Termination on 12/31/14 ($)	Change-in- Control and Termination on 12/31/14 ($)	Disability on 12/31/14 ($)	Death on 12/31/14 ($)

Compensation

Cash Severance - Salary	-	-	-	-	-	-

Stock Options	-	-	-	-	-	-

Restricted Stock	-	-	-	-	-	-

Benefits & Perquisites

Life Insurance	-	-	-	-	-	200,000	(1)

Disability Income	-	-	-	-	-	-

Total						200,000

(1)	Upon Mr. Ritchie’s death, his beneficiary would be entitled to receive $200,000 from a Company group term life policy that is maintained for the benefit of all of the Company’s employees.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table provides information regarding compensation plans under which equity securities of the Company are authorized for issuance as of December 31, 2014:

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted-average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))

Equity compensation plans approved by security holders(1)	2,880,250	9.82	6,405,085

Equity compensation plans not approved by security holders(2) (3)	800,000	8.75	-

Total	3,680,250	9.59	6,405,085

(1)	Consists of stock options and restricted stock awards issued under the Amended and Restated Stock Incentive Plan of Clarus Corporation. Also consists of stock options issued and issuable under the 2005 Plan. For a description of the 2005 Plan, see Note 14 of Item 8. Financial Statements and Supplementary Data appearing in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014.

(2)	Includes options granted to the Company’s Executive Chairman Warren B. Kanders on December 20, 2003 to purchase 400,000 shares of common stock, having an exercise price of $7.50 per share.

(3)	Includes options granted to the Company’s Executive Chairman Warren B. Kanders on December 20, 2003 to purchase 400,000 shares of common stock, having an exercise price of $10.00 per share.

EMPLOYMENT AGREEMENTS

Warren B. Kanders

On June 5, 2013, the Company entered into an employment agreement with Warren B. Kanders (the “Kanders Employment Agreement”), in connection with the expiration of his previously existing employment agreement with the Company, dated May 28, 2010. The Kanders Employment Agreement provides for his employment as Executive Chairman of the Company for a term of three years, subject to certain termination rights, during which time he will receive an annual base salary of $175,000, subject to annual review by the Company. In addition, Mr. Kanders is entitled, at the discretion of the Compensation Committee of the Company’s Board of Directors, to receive performance bonuses, which may be based upon a variety of factors, and stock options and to participate in other bonus plans of the Company. Mr. Kanders will also be entitled, in the sole and absolute discretion of the Compensation Committee of the Company’s Board of Directors, to bonuses in the form of cash, stock options and/or restricted stock awards based upon his provision of strategic advice to the Company in connection with capital markets transactions, financings, capital structure optimization and mergers and acquisitions transactions. The Company also agreed to maintain term life insurance on Mr. Kanders in the amount of $2,000,000 for the benefit of his designees (the “Kanders Life Insurance”).

The Kanders Employment Agreement contains a non-competition covenant and non-interference (relating to the Company’s customers) and non-solicitation (relating to the Company’s employees) provisions effective during the term of his employment and for a period of three years after termination of the Kanders Employment Agreement.

In the event that Mr. Kanders’ employment is terminated (i) by the Company without “cause” (as such term is defined in the Kanders Employment Agreement); (ii) by Mr. Kanders for certain reasons set forth in the Kanders Employment Agreement; or (iii) by Mr. Kanders upon a “change in control” (as such term is defined in the Kanders Employment Agreement), Mr. Kanders will be entitled to receive an amount equal to one year of his base salary in one lump sum payment within five days after the effective date of such termination and all unvested stock options held by Mr. Kanders will immediately vest and become exercisable. In the event that Mr. Kanders fails to comply with any of his post-employment obligations under the Kanders Employment Agreement, including, without limitation, the non-competition covenant and the non-interference and non-solicitation provisions, Mr. Kanders will be required to repay such lump sum payment as of the date of such failure to comply and he will have no further rights in or to such lump sum payment. In the event that Mr. Kanders’ employment is terminated upon his death, Mr. Kanders’ designees will be entitled to receive the proceeds of the Kanders Life Insurance. The Kanders Employment Agreement may also be terminated by the Company for “cause.” In the event that Mr. Kanders’ employment is terminated by the Company for “cause,” all stock options, whether vested or unvested, will terminate and be null and void.

On January 17, 2011, Mr. Kanders was awarded 250,000 shares of restricted stock, which the Company’s Board of Directors in May 2010 had determined to award to Mr. Kanders if he was an employee and/or a director of the Company or any of its subsidiaries as of the time of the award. Such restricted stock award will vest and become nonforfeitable on the date the closing price of the Company’s common stock shall have equaled or exceeded $14.00 per share for twenty consecutive trading days. Pursuant to the terms of the restricted stock agreement dated January 17, 2011, by and between the Company and Mr. Kanders, all of such shares of restricted common stock would vest and become nonforfeitable upon the occurrence of a change in control (as defined in Mr. Kanders’ employment agreement).

Robert R. Schiller

On June 5, 2013, the Company entered into an employment agreement with Robert R. Schiller (the “Schiller Employment Agreement”) in connection with the expiration of his previously existing employment agreement with the Company, dated May 28, 2010. The Schiller Employment Agreement provides for his employment as Executive Vice Chairman of the Company for a term of three years, subject to certain termination rights, during which time he will receive an annual base salary of $175,000, subject to annual review by the Company. In addition, Mr. Schiller is entitled, at the discretion of the Compensation Committee of the Company’s Board of Directors, to receive performance bonuses, which may be based upon a variety of factors, and stock options and to participate in other bonus plans of the Company. Mr. Schiller will also be entitled, in the sole and absolute discretion of the Compensation Committee of the Company’s Board of Directors, to bonuses in the form of cash, stock options and/or restricted stock awards based upon his provision of strategic advice to the Company in connection with capital markets transactions, financings, capital structure optimization and mergers and acquisitions transactions.

The Schiller Employment Agreement contains a non-competition covenant and non-interference (relating to the Company’s customers) and non-solicitation (relating to the Company’s employees) provisions effective during the term of his employment and for a period of three years after termination of the Schiller Employment Agreement.

In the event that Mr. Schiller’s employment is terminated (i) by the Company without “cause” (as such term is defined in the Schiller Employment Agreement); (ii) by Mr. Schiller for certain reasons set forth in the Schiller Employment Agreement; or (iii) by Mr. Schiller upon a “change in control” (as such term is defined in the Schiller Employment Agreement), Mr. Schiller will be entitled to receive an amount equal to one year of his base salary in one lump sum payment within five days after the effective date of such termination and all unvested stock options held by Mr. Schiller will immediately vest and become exercisable. In the event that Mr. Schiller fails to comply with any of his post-employment obligations under the Schiller Employment Agreement, including, without limitation, the non-competition covenant and the non-solicitation provisions, Mr. Schiller will be required to repay such lump sum payment as of the date of such failure to comply and he will have no further rights in or to such lump sum payment. The Schiller Employment Agreement may also be terminated by the Company for “cause.” In the event that Mr. Schiller’s employment is terminated by the Company for “cause,” all stock options, whether vested or unvested, will terminate and be null and void.

Peter R. Metcalf

On June 5, 2013, the Company entered into an employment agreement with Peter R. Metcalf (the “Metcalf 2013 Employment Agreement”) in connection with the expiration of his previously existing employment agreement with the Company, dated May 7, 2010. On August 11, 2014, the Company entered into a letter agreement with Mr. Metcalf (the “Metcalf Letter Agreement”, together with the Metcalf 2013 Employment Agreement (the “Metcalf Employment Agreement”)). In the Metcalf Letter Agreement, Mr. Metcalf consented to the Company’s appointment of Ms. Freeman as the Company’s President and to any appointment of Ms. Freeman as the Company’s Chief Executive Officer. Mr. Metcalf also acknowledged and agreed in the Metcalf Letter Agreement that the Company’s appointment of Ms. Freeman as the Company’s President and any appointment of Ms. Freeman as the Company’s Chief Executive Officer, does not and will not provide Mr. Metcalf with the right to terminate the Metcalf 2013 Employment Agreement.

The Metcalf Employment Agreement provides for his employment as Chief Executive Officer of the Company for a term of three years, subject to certain termination rights, at an annual base salary of $250,000, subject to annual review by the Company. Effective April 1, 2015, Mr. Metcalf’s salary was increased from $260,000 to $275,000 pursuant to the terms of the Metcalf Employment Agreement. In addition, Mr. Metcalf is entitled, at the discretion of the Compensation Committee of the Company’s Board of Directors, to receive performance bonuses, which may be based upon a variety of factors, and stock options and to participate in other bonus plans of the Company. The Compensation Committee awarded Mr. Metcalf a discretionary cash bonus in the amount of $1,000 for his services in 2014.

Upon the closing of the acquisition of Black Diamond Equipment, pursuant to Mr. Metcalf’s previously existing employment agreement, the Company issued and granted to Mr. Metcalf an option to purchase 75,000 shares of the Company’s common stock, having an exercise price equal to $6.85 per share, and vesting in three installments as follows: 30,000 options on December 31, 2012, and 22,500 options on each of December 31, 2013 and December 31, 2014, provided that any of these 75,000 options that are unvested will immediately vest if his employment agreement is not renewed upon expiration of the three-year term.

The Metcalf Employment Agreement contains a non-competition covenant and non-interference (relating to the Company’s customers) and non-solicitation (relating to the Company’s employees) provisions effective during the term of his employment and for a period of two years after termination of the Metcalf Employment Agreement.

In the event that Mr. Metcalf’s employment is terminated (i) by the Company without “cause” (as such term is defined in the Metcalf Employment Agreement); (ii) by Mr. Metcalf for certain reasons set forth in the Metcalf Employment Agreement; or (iii) by Mr. Metcalf upon a “change in control” (as such term is defined in the Metcalf Employment Agreement), Mr. Metcalf will be entitled to receive an amount equal to one year of his base salary in one lump sum payment within five days after the effective date of such termination and all unvested stock options held by Mr. Metcalf will immediately vest and become exercisable. In addition, in the event that Mr. Metcalf’s employment is terminated for any reason other than by the Company for “cause” (as such term is defined in the Metcalf Employment Agreement), the Company has agreed, during the period commencing with such termination and ending on his sixty-fifth birthday, to provide Mr. Metcalf with the same form of medical and dental insurance as the Company may make available to, or have in effect for, its senior executive officers from time to time.

In the event that Mr. Metcalf fails to comply with any of his post-employment obligations under the Metcalf Employment Agreement, including, without limitation, the non-competition covenant and the non-interference and non-solicitation provisions, Mr. Metcalf will be required to repay such lump sum payment as of the date of such failure to comply and he will have no further rights in or to such lump sum payment and the Company’s obligation to provide the medical and dental insurance benefits described above will terminate and be null and void as of such date. The Metcalf Employment Agreement may also be terminated by the Company for “cause.” In the event that Mr. Metcalf’s employment is terminated by the Company for “cause,” all stock options, whether vested or unvested, will terminate and be null and void.

Aaron J. Kuehne

Effective as of November 1, 2013, Mr. Aaron J. Kuehne was appointed to serve as the Company’s Chief Financial Officer. Mr. Kuehne was serving as the Company’s interim Chief Financial Officer since March 15, 2013, in connection with the resignation of Mr. Peay, in addition to serving as its Vice President of Finance, principal financial officer and principal accounting officer. Mr. Kuehne’s employment with the Company is “at-will.” During the year ended December 31, 2014, the Company paid Mr. Kuehne an annual base salary of $210,000. The Compensation Committee awarded Mr. Kuehne a discretionary cash bonus in the amount of $51,000 for his services in 2014. In connection with Mr. Kuehne’s appointment as the Company’s Chief Financial Officer, on November 8, 2013, awarded to him stock options under the Company’s 2005 Stock Incentive Plan to purchase 25,000 shares of the Company’s common stock at an exercise price of $10.40 per share.

Mark Ritchie

Effective as of August 3, 2012, Mr. Mark Ritchie was appointed to serve as the Company’s Chief Operating Officer. Mr. Ritchie’s employment with the Company is “at-will.” Effective April 1, 2014, Ritchie’s base salary was increased from $240,000 to $245,000. The Compensation Committee awarded Mr. Ritchie a discretionary cash bonus in the amount of $51,000 for his services in 2014.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During fiscal 2014, none of the members of our Compensation Committee (i) served as an officer or employee of Black Diamond or its subsidiaries; (ii) was formerly an officer of Black Diamond or its subsidiaries; or (iii) entered into any transactions with Black Diamond or its subsidiaries. During fiscal 2014, none of our executive officers (i) served as a member of the compensation committee (or other board committee performing similar functions or, in the absence of any such committee, the board of directors) of another entity, one of whose executive officers served on our Compensation Committee; (ii) served as director of another entity, one of whose executive officers served on our Compensation Committee; or (iii) served as member of the compensation committee (or other board committee performing similar functions or, in the absence of any such committee, the board of directors) of another entity, one of whose executive officers served as a director of Black Diamond.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

5% Unsecured Subordinated Notes due May 28, 2017

As part of the consideration payable to the stockholders of Gregory Mountain Products when the Company acquired Gregory Mountain Products, the Company issued $14,517,000, $7,539,000, and $554,000 in 5% Unsecured Subordinated Notes due May 28, 2017 (the “Merger Consideration Subordinated Notes”) to Kanders GMP Holdings, LLC, Schiller Gregory Investment Company, LLC, and five former employees of Gregory Mountain Products, respectively. Mr. Warren B. Kanders, the Company’s Executive Chairman and a member of its Board of Directors, is a majority member and a trustee of the manager of Kanders GMP Holdings, LLC. The sole manager of Schiller Gregory Investment Company, LLC is Mr. Robert R. Schiller, the Company’s Executive Vice Chairman and a member of its Board of Directors. The principle terms of the Merger Consideration Subordinated Notes are as follows: (i) the principal amount is due and payable on May 28, 2017 and is prepayable by the Company at any time; (ii) interest will accrue on the principal amount at the rate of 5% per annum and shall be payable quarterly in cash; (iii) the default interest rate shall accrue at the rate of 10% per annum during the occurrence of an event of default; and (iv) events of default, which can only be triggered with the consent of Kanders GMP Holdings, LLC, are: (a) the default by the Company on any payment due under a Merger Consideration Subordinated Note; (b) the Company’s failure to perform or observe any other material covenant or agreement contained in the Merger Consideration Subordinated Notes; or (c) the Company’s instituting or becoming subject to a proceeding under the Bankruptcy Code (as defined in the Merger Consideration Subordinated Notes). The Merger Consideration Subordinated Notes are junior to all senior indebtedness of the Company, except that payments of interest continue to be made under the Merger Consideration Subordinated Notes as long as no event of default exists under any senior indebtedness.

On April 7, 2011, Schiller Gregory Investment Company, LLC transferred its Merger Consideration Subordinated Note in equal amounts to the Robert R. Schiller Cornerstone Trust and the Deborah Schiller 2005 Revocable Trust. On June 24, 2013, the Robert R. Schiller Cornerstone Trust dated September 9, 2010 transferred its Merger Consideration Subordinated Note in the amount of $3,769,000 to the Robert R. Schiller 2013 Cornerstone Trust dated June 24, 2013. During the year ended December 31, 2014, $726,000 in interest was paid to Kanders GMP Holdings, LLC, and $377,000 in interest was paid to the Robert R. Schiller 2013 Cornerstone Trust and the Deborah Schiller 2005 Revocable Trust pursuant to the outstanding Merger Consideration Subordinated Notes.

On May 29, 2012 and August 13, 2012, five former employees of Gregory Mountain Products exercised certain sales rights and sold Merger Consideration Subordinated Notes in the aggregate principal amount of approximately $365,000 to Kanders GMP Holdings, LLC and in the aggregate principal amount of approximately $189,000 to Schiller Gregory Investment Company, LLC. During the year ended December 31, 2014, $18,000 in interest was paid to Kanders GMP Holdings, LLC, and $10,000 in interest was paid to Schiller Gregory Investment Company, LLC, pursuant to these outstanding Merger Consideration Subordinated Notes.

Review, Approval or Ratification of Transactions with Related Persons

The Audit Committee is responsible for reviewing and approving all related person transactions. Under the SEC’s rules, a related person is a director, officer, nominee for director, or five percent (5%) stockholder of the Company since the beginning of the last fiscal year and their immediate family members. In addition, under the SEC’s rules, a related person transaction is a transaction or series of transactions in which the company is a participant and the amount involved exceeds $120,000, and in which any related person had or will have a direct or indirect material interest.

The Board of Directors has a general practice of requiring directors interested in a transaction not to participate in deliberations or to vote upon transactions in which they have an interest, and to be sure that transactions with directors, executive officers and major stockholders are on terms that align the interests of the parties to such agreements with the interests of the stockholders.

These practices are undertaken pursuant to written policies and procedures contained in: (i) the Charter of the Audit Committee of the Company’s Board of Directors, which vests the Audit Committee with the responsibility for the Company’s compliance with legal and regulatory requirements; (ii) the Company’s Amended and Restated Corporate Governance Guidelines, which vests in the Board and its committees the specific function of ensuring processes are in place for maintaining the integrity of compliance with law and ethics, and requiring that directors recuse themselves from any discussion or decision affecting their personal, business or professional interests; and (iii) the Company’s Code of Business Conduct and Ethics, which requires compliance with applicable laws and regulations, the avoidance of conflicts of interest, and prohibits the taking of corporate opportunities for personal benefit. In addition, as a Delaware corporation, we are subject to Section 144 of the DGCL, which provides, among other things, that related party transactions involving the Company and our directors or officers need to be approved by a majority of disinterested directors or a duly authorized committee of the Board comprised of disinterested directors after disclosure of the material facts relating to the interested transaction in question.

PROPOSAL 2

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

KPMG LLP audited the financial statements and related internal control over financial reporting of the Company for the year ended December 31, 2014. The Board of Directors, upon recommendation of the Audit Committee, desires to continue the services of KPMG LLP for the current year ending December 31, 2015. Accordingly, the Board of Directors will recommend at the Meeting that the stockholders ratify the appointment by Board of Directors of the firm of KPMG LLP to audit the financial statements and related internal control over financial reporting of the Company for the current year ending December 31, 2015. Representatives of that firm are expected to be available at the Meeting, shall have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions. Although ratification by stockholders is not required by our Amended and Restated Bylaws, our Charter of the Audit Committee or applicable law, the Audit Committee has determined that requesting ratification by stockholders of its selection of KPMG LLP as our independent registered public accounting firm is a matter of good corporate practice. In the event the stockholders do not ratify the appointment of KPMG LLP, the appointment will be reconsidered by the Audit Committee and the Board of Directors. Even if the selection is ratified, the Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interest of the Company and its stockholders.

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE FOR

RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2015.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Aggregate fees for professional services rendered for Black Diamond by KPMG LLP for the fiscal years ended December 31, 2014 and 2013, were:

	Fiscal 2014	Fiscal 2013

Audit Fees	$1,028,357	$890,937

Audit Related Fees	$24,050	$24,354

Tax Fees	$90,330	$31,803

All Other Fees	-	-

Total	$1,142,737	$947,094

Audit Fees. KPMG LLP was engaged as our independent registered public accounting firm to audit our financial statements for the years ended December 31, 2014 and 2013, to audit our internal control over financial reporting as of December 31, 2014 and 2013, to review our 2014 and 2013 interim financial statements, and to perform services in connection with our registration statements.

Audit Related Fees. In 2014, KPMG billed us $24,050 for services rendered in connection with our sale of certain assets comprising Gregory Mountain Products’ business. In 2013, KPMG billed us $24,354 in connection with services rendered in relation to a transaction.

Tax Fees. The amounts KPMG LLP billed us for professional services rendered for compliance, tax advice or tax planning was $90,330 and $31,803 for the fiscal years ended December 31, 2014 and 2013, respectively.

All Other Fees. There were no other fees for the fiscal year ended December 31, 2014 and 2013, respectively.

Auditor Independence. The Audit Committee has considered the non-audit services provided by KPMG LLP and determined that the provision of such services had no effect on KPMG LLP’s independence from Black Diamond.

Audit Committee Pre-Approval Policy and Procedures.

The Audit Committee must review and pre-approve all audit and non-audit services provided by KPMG LLP, our independent registered public accounting firm, and has adopted a Pre-Approval Policy. In conducting reviews of audit and non-audit services, the Audit Committee will determine whether the provision of such services would impair the auditor’s independence. The term of any pre-approval is twelve months from the date of pre-approval, unless the Audit Committee specifically provides for a different period. Any proposed services exceeding pre-approved fee ranges or limits must be specifically pre-approved by the Audit Committee.

Requests or applications to provide services that require pre-approval by the Audit Committee must be accompanied by a statement of the independent auditors as to whether, in the auditor’s view, the request or application is consistent with the SEC’s and the Public Company Accounting Oversight Board’s rules on auditor independence. Each pre-approval request or application must also be accompanied by documentation regarding the specific services to be provided.

Since the adoption of the Pre-Approval Policy by the Audit Committee on March 11, 2004, the Audit Committee has not waived the pre-approval requirement for any services rendered by KPMG LLP to Black Diamond. All of the services provided by KPMG LLP to Black Diamond described above were pre-approved by the Audit Committee.

PROPOSAL 3

2015 Stock Incentive Plan

The Board of Directors believes that the adoption and approval of a new long-term stock incentive plan will facilitate the continued use of long-term equity-based incentives and rewards for the foreseeable future and is in the best interests of the Company. The Company expects equity-based incentives to comprise an important part of the compensation packages for its current and future senior level executives. Accordingly, the Board of Directors approved, subject to the approval of the Company’s stockholders, the 2015 Stock Incentive Plan. Stockholder approval of the 2015 Stock Incentive Plan is expected to ensure that the Company will have a sufficient number of long-term equity-based incentives and rewards to issue to its current and future employees to help ensure, to the extent possible, the tax deductibility by the Company of awards under the 2015 Stock Incentive Plan for purposes of Section 162(m) of the Code and to meet the listing requirements of the NASDAQ.

As discussed in greater detail below under the heading “Shares Subject to the 2015 Stock Incentive Plan,” 4,500,000 shares of common stock will be available for awards under the 2015 Stock Incentive Plan, subject to the Annual Share Increase, as defined below. Notwithstanding the Annual Share Increase, the maximum aggregate number of incentive stock options which may be granted under the 2015 Stock Incentive Plan is 6,750,000, and no more than 3,375,000 of the total shares of common stock available for issuance under the 2015 Stock Incentive Plan may be granted in the form of restricted shares, restricted units or performance awards, subject to an automatic annual increase equal to 75% of the total number of shares of the Company’s common stock increased pursuant to the Annual Share Increase. The Company believes that the 2015 Stock Incentive Plan will facilitate attracting and retaining senior level executives and directors in order to implement the new directions the Company may be considering upon completion of its strategic review process. Upon expiration of the Company’s 2005 Stock Incentive Plan, as amended, there were 8,012,627 shares of common stock available for awards under the 2005 Stock Incentive Plan that had not been awarded at the time of its expiration, of which 3,296,430 shares of common stock were available for awards as incentive stock options that had not been awarded.

The material features of the 2015 Stock Incentive Plan are summarized below. The summary is qualified in its entirety by reference to the specific provisions of the 2015 Stock Incentive Plan, the full text of which is set forth as Appendix A to this proxy statement. Our common stock is listed on NASDAQ under the symbol “BDE”. On November 2, 2015, the last reported sales price of our common stock on NASDAQ was $5.55 per share.

ADMINISTRATION

The 2015 Stock Incentive Plan is administered by the Compensation Committee of the Board of Directors of the Company. All members of the Compensation Committee are non-employee directors of the Company. The Compensation Committee has the authority to determine, within the limits of the express provisions of the 2015 Stock Incentive Plan, the individuals to whom awards will be granted, the nature, amount and terms of such awards and the objectives and conditions for earning such awards. With respect to employees who are not subject to Section 16 of the Exchange Act, the Compensation Committee may delegate its authority under the 2015 Stock Incentive Plan to one or more officers or employees of the Company. To the extent not otherwise provided for under the Company’s Amended and Restated Certificate of Incorporation, as amended, and Amended and Restated By-laws, as amended, members of the Compensation Committee are entitled to be indemnified by the Company with respect to claims relating to their actions in the administration of the 2015 Stock Incentive Plan, except in the case of willful misconduct.

TYPES OF AWARDS

Awards under the 2015 Stock Incentive Plan may include nonqualified stock options, incentive stock options, stock appreciation rights (“SARs”), restricted shares of common stock, restricted units and performance awards.

Stock Options. The Compensation Committee may grant to a participant incentive stock options, options that do not qualify as incentive stock options (“non-qualified stock options”) or a combination thereof. The terms and conditions of stock option grants, including the quantity, price, vesting periods, and other conditions on exercise will be determined by the Compensation Committee. Incentive stock option grants shall be made in accordance with Section 422 of the Code.

The exercise price for stock options will be determined by the Compensation Committee in its discretion, provided that with respect to incentive stock options, the exercise price per share shall be at least equal to 100% of the fair market value of one share of the Company’s common stock on the date when the stock option is granted. Additionally, in the case of incentive stock options granted to a holder of more than ten percent (10%) of the total combined voting power of all classes of stock of the Company on the date of grant, the exercise price may not be less than 110% of the fair market value of one share of common stock on the date the stock option is granted.

Stock options must be exercised within a period fixed by the Compensation Committee that may not exceed ten years from the date of grant, except that in the case of incentive stock options granted to a holder of more than ten percent (10%) of the total combined voting power of all classes of stock of the Company on the date of grant, the exercise period may not exceed five years. The 2015 Stock Incentive Plan provides for earlier termination of stock options upon the participant’s termination of employment, unless extended by the Compensation Committee, but in no event may the options be exercised after the scheduled expiration date of the options.

At the Compensation Committee’s discretion, payment for shares of common stock on the exercise of stock options may be made in cash, shares of the Company’s common stock held by the participant for at least six months (or such other shares of common stock as the Compensation Committee may permit), a combination of cash and shares of stock or in any other form of consideration acceptable to the Compensation Committee (including one or more “cashless” exercise forms).

Stock Appreciation Rights. SARs may be granted by the Compensation Committee to a participant either separate from or in tandem with non-qualified stock options or incentive stock options. SARs may be granted at the time of the stock option grant or, with respect to non-qualified stock options, at any time prior to the exercise of the stock option. A SAR entitles the participant to receive, upon its exercise, a payment equal to (i) the excess of the fair market value of a share of common stock on the exercise date over the SAR exercise price, times (ii) the number of shares of common stock with respect to which the SAR is exercised.

The exercise price of a SAR is determined by the Compensation Committee, but in the case of SARs granted in tandem with stock options, may not be less than the exercise price of the related stock option. Upon exercise of a SAR, payment will be made in cash or shares of common stock, or a combination thereof, as determined by the Compensation Committee.

Restricted Shares and Restricted Units. The Compensation Committee may award to a participant shares of common stock subject to specified restrictions (“restricted shares”). Restricted shares are subject to forfeiture if the participant does not meet certain conditions such as continued employment over a specified forfeiture period and/or the attainment of specified performance targets over the forfeiture period.

The Compensation Committee also may award to a participant units representing the right to receive shares of common stock in the future subject to the achievement of one or more goals relating to the completion of service by the participant and/or the achievement of performance or other objectives (“restricted units”). The terms and conditions of restricted share and restricted unit awards are determined by the Compensation Committee.

For participants who are subject to Section 162(m) of the Code, the performance targets described in the preceding two paragraphs may be established by the Compensation Committee, in its discretion, based on one or more of the following measures: revenue; net revenue; revenue growth; net revenue growth; earnings before interest, taxes, depreciation and amortization (“EBITDA”); funds from operations; funds from operations per share; operating income (loss); operating income growth; operating cash flow; adjusted operating cash flow return on income; net income; net income growth; pre- or after-tax income loss); cash available for distribution; cash available for distribution per share; cash and/or cash equivalents available for operations; net earnings (loss); earnings (loss) per share; earnings per share growth; return on equity; return on assets; share price performance (based on historical performance or in relation to selected organizations or indices); total shareholder return; total shareholder return growth; economic value added; improvement in cash-flow (before or after tax) or EBITDA; successful capital raises; and confidential business unit objectives (the “Performance Goals”).

The above terms shall have the same meaning as in the Company’s financial statements, or if the terms are not used in the Company’s financial statements, as applied pursuant to generally accepted accounting principles, or as used in the industry, as applicable.

Nothing in this proposal precludes the Company of the Compensation Committee from making any payment or granting awards that do not qualify for tax deductions under Section 162(m) of the Code.

Performance Awards. The Compensation Committee may grant performance awards to participants under such terms and conditions as the Compensation Committee deems appropriate. A performance award entitles a participant to receive a payment from the Company, the amount of which is based upon the attainment of predetermined performance targets over a specified award period. Performance awards may be paid in cash, shares of common stock or a combination thereof, as determined by the Compensation Committee.

Award periods will be established at the discretion of the Compensation Committee. The performance targets will also be determined by the Compensation Committee. With respect to participants subject to Section 162(m) of the Code, the applicable performance targets shall be established, in the Compensation Committee’s discretion, based on one or more of the Performance Goals described under the section titled “Restricted Shares and Restricted Units.” To the extent that a participant is not subject to Section 162(m) of the Code, when circumstances occur that cause predetermined performance targets to be an inappropriate measure of achievement, the Compensation Committee, at its discretion, may adjust the performance targets.

ELIGIBILITY AND LIMITATION ON AWARDS

The Compensation Committee may grant awards to any officer, key employee, director, consultant, independent contractor or advisor of the Company or its affiliates. It is presently contemplated that approximately 400 participants will be eligible to receive awards. In any calendar year, no participant may receive awards for more than 500,000 shares of the Company’s common stock and $2,500,000 in cash.

AWARDS GRANTED UNDER THE 2015 Stock Incentive Plan

As of the date hereof, no specific awards have been granted or are contemplated under the 2015 Stock Incentive Plan. As a result of the discretionary nature of the 2015 Stock Incentive Plan, it is not possible to state who the participants in the 2015 Stock Incentive Plan will be in the future or the number of options or other awards to be received by a person or group.

SHARES SUBJECT TO THE 2015 Stock Incentive Plan

An aggregate of 4,500,000 shares of common stock is reserved for issuance and available for awards under the 2015 Stock Incentive Plan, subject to an automatic annual increase equal to five percent (5%) of the total number of shares of the Company’s common stock outstanding (the “Annual Share Increase”). Notwithstanding the Annual Share Increase, the maximum aggregate number of incentive stock options which may be granted under the 2015 Stock Incentive Plan is 6,750,000. No more than 3,375,000 of the total shares of common stock available for issuance under the 2015 Stock Incentive Plan may be granted in the form of restricted shares, restricted units or performance awards, subject to an automatic annual increase equal to 75% of the total number of shares of the Company’s common stock increased pursuant to the Annual Share Increase. Shares of common stock not actually issued (as a result, for example, of the lapse of an option) are available for additional grants. Shares surrendered to or withheld by the Company in payment or satisfaction of the exercise price of a stock option or tax withholding obligations with respect to an award may be the subject of a new award under the 2015 Stock Incentive Plan. Shares to be issued or purchased under the 2015 Stock Incentive Plan may be either authorized but unissued common stock or treasury shares. Shares issued with respect to awards assumed by the Company in connection with acquisitions do not count against the total number of shares available under the 2015 Stock Incentive Plan. Shares of common stock not actually issued (as a result, for example, of the lapse of an option) are available for additional grants. Shares surrendered to or withheld by the Company in payment or satisfaction of the exercise price of a stock option or tax withholding obligations with respect to an award may be the subject of a new award under the 2015 Stock Incentive Plan. Shares to be issued or purchased under the 2015 Stock Incentive Plan may be either authorized but unissued common stock or treasury shares. Shares issued with respect to awards assumed by the Company in connection with acquisitions do not count against the total number of shares available under the 2015 Stock Incentive Plan.

ANTI-DILUTION PROTECTION

In the event of any changes in the capital structure of the Company, including a change resulting from a stock dividend or stock split, or combination or reclassification of shares, the Board of Directors is empowered to make such equitable adjustments with respect to awards or any provisions of the 2015 Stock Incentive Plan as it deems necessary and appropriate, including, if necessary, any adjustments in the maximum number of shares of common stock subject to the 2015 Stock Incentive Plan, the number of shares of common stock subject to and the exercise price of an outstanding award, or the maximum number of shares that may be subject to one or more awards granted to any one recipient during a calendar year.

AMENDMENT AND TERMINATION

The Board of Directors may at any time amend or terminate the 2015 Stock Incentive Plan, provided that no such action may be taken that adversely affects any rights or obligations with respect to any awards theretofore made under the 2015 Stock Incentive Plan without the consent of the recipient. No awards may be made under the 2015 Stock Incentive Plan after the tenth anniversary of its effective date. Certain provisions of the 2015 Stock Incentive Plan relating to performance-based awards under Section 162(m) of the Code will expire on the fifth anniversary of the effective date.

FEDERAL INCOME TAX CONSEQUENCES

The federal income tax consequences of the issuance and/or exercise of awards under the 2015 Stock Incentive Plan are as described below. The following information is only a summary of the tax consequences of the awards, and recipients should consult with their own tax advisors with respect to the tax consequences inherent in the ownership and/or exercise of the awards, and the ownership and disposition of any underlying securities.

Incentive Stock Options. The 2015 Stock Incentive Plan qualifies as an incentive stock option plan within the meaning of Section 422 of the Code. A recipient who is granted an incentive stock option will not recognize any taxable income for federal income tax purposes either on the grant or exercise of the incentive stock option. If the recipient disposes of the shares purchased pursuant to the incentive stock option more than two years after the date of grant and more than one year after the transfer of the shares to the recipient (the required statutory “holding period”), (a) the recipient will recognize long-term capital gain or loss, as the case may be, equal to the difference between the selling price and the option price; and (b) the Company will not be entitled to a deduction with respect to the shares of stock so issued. If the holding period requirements are not met, any gain realized upon disposition will be taxed as ordinary income to the extent of the excess of the lesser of (i) the excess of the fair market value of the shares at the time of exercise over the option price, and (ii) the gain on the sale. The Company will be entitled to a deduction in the year of disposition in an amount equal to the ordinary income recognized by the recipient. Any additional gain will be taxed as short-term or long-term capital gain depending upon the holding period for the stock. A sale for less than the option price results in a capital loss.

The excess of the fair market value of the shares on the date of exercise over the option price is, however, includable in the option holder’s income for alternative minimum tax purposes.

Nonqualified Stock Options. The recipient of a nonqualified stock option under the 2015 Stock Incentive Plan will not recognize any income for federal income tax purposes on the grant of the option. Generally, on the exercise of the option, the recipient will recognize taxable ordinary income equal to the excess of the fair market value of the shares on the exercise date over the option price for the shares. The Company generally will be entitled to a deduction on the date of exercise in an amount equal to the ordinary income recognized by the recipient. Upon disposition of the shares purchased pursuant to the stock option, the recipient will recognize long-term or short-term capital gain or loss, as the case may be, equal to the difference between the amount realized on such disposition and the basis for such shares, which basis includes the amount previously recognized by the recipient as ordinary income.

Stock Appreciation Rights. A recipient who is granted stock appreciation rights will not recognize any taxable income on the receipt of the SARs. Upon the exercise of a SAR, (a) the recipient will recognize ordinary income equal to the amount received (the increase in the fair market value of one share of the Company’s common stock from the date of grant of the SAR to the date of exercise); and (b) the Company will be entitled to a deduction on the date of exercise in an amount equal to the ordinary income recognized by the recipient.

Restricted Shares. A recipient will not be taxed at the date of an award of restricted shares, but will be taxed as ordinary income rates on the fair market value of any restricted shares as of the date that the restrictions lapse, unless the recipient, within 30 days after transfer of such restricted shares to the recipient, elects under Section 83(b) of the Code to include in income the fair market value of the restricted shares as of the date of such transfer. The Company will be entitled to a corresponding deduction. Any disposition of shares after restrictions lapse will be subject to the regular rules governing long-term and short-term capital gains and losses, with the basis for this purpose equal to the fair market value of the shares at the end of the restricted period (or on the date of the transfer of the restricted shares, if the employee elects to be taxed on the fair market value upon such transfer). Dividends received by a recipient during the restricted period will be taxable to the recipient at ordinary income tax rates and will be deductible by the Company unless the recipient has elected to be taxed on the fair market value of the restricted shares upon transfer, in which case they will thereafter be taxable to the employee as dividends and will not be deductible by the Company.

Restricted Units. A participant will normally not recognize taxable income upon an award of restricted units, and the Company will not be entitled to a deduction until the lapse of the applicable restrictions. Upon the lapse of the restrictions and the issuance of the earned shares, the participant will recognize ordinary taxable income in an amount equal to the fair market value of the common stock received and the Company will be entitled to a deduction in the same amount.

Performance Awards. Normally, a participant will not recognize taxable income upon the grant of performance awards. Subsequently, when the conditions and requirements for the grants have been satisfied and the payment determined, any cash received and the fair market value of any common stock received will constitute ordinary income to the participant. The Company also will then be entitled to a deduction in the same amount.

EFFECTIVE DATE

The 2015 Stock Incentive Plan shall be effective immediately on the date of its approval by the stockholders of the Company. If not approved by the stockholders, no awards will be made under the 2015 Stock Incentive Plan. The Company’s 2005 Stock Incentive Plan expired in accordance with its terms in June 2015 and any shares of common stock then remaining available for grant under the 2005 Stock Incentive Plan will be canceled. However, 1,876,437 shares of common stock subject to outstanding awards granted under the 2005 Stock Incentive Plan prior to the expiration of the 2005 Stock Incentive Plan will remain available for issuance under the 2005 Stock Incentive Plan.

VOTE REQUIRED

Approval of the 2015 Stock Incentive Plan will require the affirmative vote of at least a majority in voting interest of the stockholders present in person or by proxy and voting at the Annual Meeting of Stockholders, assuming the presence of a quorum. If the stockholders do not approve the 2015 Stock Incentive Plan, it will not be implemented, but the Company reserves the right to adopt such other compensation plans and programs as it deems appropriate and in the best interests of the Company and its stockholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE APPROVAL AND ADOPTION OF THE 2015 STOCK INCENTIVE PLAN.

OTHER MATTERS

As of the date of this Proxy Statement, the Board of Directors does not intend to present any other matter for action at the Meeting other than as set forth in the Notice of Annual Meeting and this Proxy Statement. If any other matter properly comes before the Meeting, it is intended that the shares represented by the proxies will be voted, in the absence of contrary instructions, in the discretion of the persons named in the Proxy Card.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers and any persons who own more than 10% of our capital stock to file with the SEC (and, if such security is listed on a national securities exchange, with such exchange) various reports as to ownership of such capital stock. Such persons are required by the SEC’s regulations to furnish us with copies of all Section 16(a) forms they file.

Based solely upon reports and representations submitted by the directors, executive officers and holders of more than 10% of our capital stock, all Forms 3, 4 and 5 showing ownership of and changes of ownership in our capital stock during the 2014 fiscal year were timely filed with the SEC.

FORM 10-K

We will provide, without charge, to each stockholder as of the Record Date, upon our receipt of a written request of the stockholder, a copy of our Annual Report on Form 10-K for the year ended December 31, 2014, including the financial statements and schedules, as filed with the SEC. Stockholders should direct the written request to Black Diamond, Inc., 2084 East 3900 South, Salt Lake City, UT 84124, Attention: Secretary.

REQUIREMENTS FOR SUBMISSION OF STOCKHOLDER PROPOSALS, NOMINATION OF DIRECTORS AND OTHER BUSINESS OF STOCKHOLDERS

Under the rules of the SEC, if a stockholder wants us to include a proposal in our Proxy Statement and Proxy Card for presentation at our 2016 Annual Meeting, the proposal must be received by us at our principal executive offices by August 13, 2016 (or, if the 2016 Annual Meeting is called for a date not within 30 calendar days before or after December 11, 2016, within a reasonable time before we begin to print and mail our proxy materials for the meeting). The proposal should be sent to the attention of: Secretary, Black Diamond, Inc., 2084 East 3900 South, Salt Lake City, UT 84124 and must include the information and representations that are set out in Exchange Act Rule 14a-8.

Under our Bylaws, and as permitted by the rules of the SEC, certain procedures are provided that a stockholder must follow to nominate persons for election as directors or to introduce an item of business at a meeting of our stockholders outside of the requirements set forth in Exchange Act Rule 14a-8. These procedures provide that nominations for director nominees and/or an item of business to be introduced at a meeting of our stockholders must be submitted in writing to the Secretary of the Company at our principal executive offices. Any written submission by a stockholder including a director nomination and/or item of business to be presented at a meeting of our stockholders must comply with the procedures and such other requirements as may be imposed by our Bylaws, Delaware law, the rules and regulations of the SEC and must include the information necessary for the Board of Directors to determine whether the candidate qualifies as independent.

We must receive notice of the intention to introduce a director nomination or to present an item of business at our 2016 Annual Meeting of Stockholders (a) not less than sixty (60) days nor more than ninety (90) days prior to December 11, 2016, if our 2016 Annual Meeting of Stockholders is held within thirty (30) days before or after December 11, 2016; or (b) not later than the close of business on the tenth (10th) day following the day on which the notice of meeting was mailed or public disclosure of the date of the meeting was made, whichever occurs first, in the event our 2016 Annual Meeting of Stockholders is not held within thirty (30) days before or after December 11, 2016. In the event we call a special meeting of our stockholders, we must receive your intention to introduce a director nomination or to present an item of business at the special meeting of stockholders not later than the close of business on the tenth (10th) day following the day on which the notice of such special meeting of stockholders was mailed or public disclosure of the date of the meeting was made, whichever occurs first.

If we do not receive notice within the prescribed dates, or if we meet other requirements of the SEC rules, the persons named as proxies in the proxy materials relating to that meeting will use their discretion in voting the proxies when these matters are raised at the meeting.

In addition, nominations or proposals not made in accordance herewith may be disregarded by the chairman of the meeting in his discretion, and upon his instructions all votes cast for each such nominee or for such proposals may be disregarded.

FOR THE BOARD OF DIRECTORS

Aaron J. Kuehne
Secretary

Appendix A

BLACK DIAMOND, INC.

2015 STOCK INCENTIVE PLAN

1.      PURPOSE. The purpose of Black Diamond, Inc. 2015 Stock Incentive Plan (the “Plan”) is to provide a means through which the Company and its Subsidiaries may attract able persons to enter and remain in the employ of the Company and its Subsidiaries and to provide a means whereby eligible persons can acquire and maintain Common Stock ownership, or be paid incentive compensation measured by reference to the value of Common Stock, thereby strengthening their commitment to the welfare of the Company and its Subsidiaries and promoting an identity of interest between stockholders and these eligible persons.

So that the appropriate incentive can be provided, the Plan provides for granting Incentive Stock Options, Nonqualified Stock Options, Restricted Stock Awards Restricted Stock Unit Awards and Performance Awards and other Stock-Based Awards, or any combination of the foregoing. Capitalized terms not defined in the text are defined in Section 24.

2.      SHARES SUBJECT TO THE PLAN.

2.1      Number of Shares. Subject to Section 18, the total number of Shares reserved and available for grant and issuance pursuant to this Plan will be 4,500,000 Shares, subject to the automatic Share increase described in Section 2.2 below. Of the total Shares reserved for issuance under the Plan, no more than 3,375,000 shares of Common Stock may be issued under the Plan as Awards under Sections 6 and 7 of the Plan, subject to the automatic Share increase described in Section 2.3 below. Shares that have been (a) reserved for issuance under options which have expired or otherwise terminated without issuance of the underlying Shares, (b) reserved for issuance or issued under an Award granted hereunder but are forfeited or are repurchased by the Company at the original issue price, or (c) reserved for issuance or issued under an Award that otherwise terminates without Shares being issued, shall be available for issuance. In the event of the exercise of SARs, whether or not granted in tandem with options, only the number of shares of Common Stock actually issued in payment of such SARs shall be charged against the number of shares of Common Stock available for the grant of Awards hereunder, and any Common Stock subject to tandem options, or portions thereof, which have been surrendered in connection with any such exercise of SARs shall not be charged against the number of shares of Common Stock available for the grant of Awards hereunder. At all times the Company shall reserve and keep available a sufficient number of Shares as shall be required to satisfy the requirements of all outstanding options granted under this Plan and all other outstanding but unvested Awards granted under this Plan. The Shares to be offered under the Plan shall be authorized and unissued Common Stock, or issued Common Stock that shall have been reacquired by the Company. Subject to adjustment in accordance with Section 18.4, in any calendar year, no Participant shall be granted Awards in respect of more than 500,000 shares of Common Stock (whether through grants of options or SARs or other Awards of Common Stock or rights with respect thereto) or cash-based Awards for more than $2,500,000.

2.2      Annual Increases. The number of Shares of Common Stock available for issuance under the Plan shall automatically increase on the first trading day of January of each year, beginning with January in year 2016 and continuing through January in year 2025, by a number of Shares equal to five percent (5.00%) of the total number of Shares of Common Stock outstanding on the last trading day in the immediately preceding December.

2.3      Award Limitation. The number of Shares of Common Stock which may be issued under the Plan as Awards under Sections 6 and 7 of the Plan shall automatically increase on the first trading day of January of each year, beginning with January in year 2016 and continuing through January in year 2025, by a number of Shares equal to seventy-five percent (75%) of the total number of Shares increased pursuant to Section 2.2.

3.      ELIGIBILITY. ISO’s (as defined in Section 5 below) may be granted only to employees (including officers and directors who are also employees) of the Company or of a Subsidiary of the Company. All other Awards may be granted to employees, officers, directors, consultants, independent contractors and advisors of the Company or Subsidiary of the Company.

4.      ADMINISTRATION.

4.1 Committee Authority. This Plan will be administered by the Committee. Any power, authority or discretion granted to the Committee may also be taken by the Board. Subject to the general purposes, terms and conditions of this Plan, and to the direction of the Board, the Committee will have full power to implement and carry out this Plan. Without limitation, the Committee will have the authority to:

(a)    select persons to receive Awards;

(b)    determine the nature, extent, form and terms of Awards and the number of Shares or other consideration subject to Awards;

(c)    determine the vesting, exerciseability and payment of Awards;

(d)    correct any defect, supply any omission or reconcile any inconsistency in this Plan, any Award or any Award Agreement;

(e)    determine whether Awards will be granted singly, in combination with, in tandem with, in replacement of, or as alternatives to, other Awards under this Plan or any other incentive or compensation plan of the Company or any Subsidiary of the Company;

(f)    prescribe, amend and rescind rules and regulations relating to this Plan or any Award;

(g)    make all factual determinations with respect to, and otherwise construe and interpret, this Plan, any Award Agreement and any other agreement or document executed pursuant to this Plan;

(h)   grant waivers of Plan or Award conditions;

(i)    determine whether an Award has been earned;

(j)    accelerate the vesting of any Award; and

(k)    make all other determinations necessary or advisable for the administration of this Plan.

The Committee’s interpretation of the Plan or any documents evidencing Awards granted pursuant thereto and all decisions and determinations by the Committee with respect to the Plan shall be final, binding, and conclusive on all parties unless otherwise determined by the Board.

4.2 Committee Discretion. Any determination made by the Committee with respect to any Award will be made in its sole discretion at the time of grant of the Award or, unless in contravention of any express term of this Plan or Award, at any later time, and such determination will be final and binding on the Company and on all persons having an interest in any Award under this Plan. The Committee may delegate such of its powers and authority under the Plan as it deems appropriate to designated officers or employees of the Company. In addition, the full Board may exercise any of the powers and authority of the Committee under the Plan. In the event of such delegation of authority or exercise of authority by the Board, references in the Plan to the Committee shall be deemed to refer, as appropriate, to the delegate of the Committee or the Board. Actions taken by the Committee and any delegation by the Committee to designated officers or employees shall comply with Section 16(b) of the Exchange Act, the performance-based provisions of Section 162(m) of the Code, and the regulations promulgated under each of such statutory provisions, or the respective successors to such statutory provisions or regulations, as in effect from time to time, to the extent applicable. Notwithstanding any other provision of the Plan, if the Committee deems it to be in the best interest of the Company, the Committee retains the discretion to make such Awards under the Plan that may not comply with the requirements of Section 16(b) of the Exchange Act, Section 162(m) of the Code, or any other relevant statute or regulation.

5.      STOCK OPTIONS. The Committee may grant Options to eligible persons and will determine whether such options will be intended to be “Incentive Stock Options” within the meaning of Section 422 of the Code or any successor section thereof (“ISO’s”) or nonqualified stock options (options not intended to qualify as incentive stock options) (“NQSO’s”), the number of Shares subject to the Option, the Exercise Price of the option, the period during which the option may be exercised, and all other terms and conditions of the Option, subject to the following:

5.1   Form of Option Grant. Each Option granted under this Plan will be evidenced by an Award Agreement (“Stock Option Agreement”), which will expressly identify the Option as an ISO or NQSO, and will be in such form and contain such provisions (which need not be the same for each Participant) as the Committee may from time to time approve, and which will comply with and be subject to the terms and conditions of this Plan.

5.2   Exercise Period. Options may be exercisable to the extent vested within the times or upon the events determined by the Committee as set forth in the Stock Option Agreement governing such option; provided, however, that no option will be exercisable after the expiration of ten (10) years from the date the option is granted; and provided further that no ISO granted to a person who directly or by attribution owns more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any Subsidiary of the Company (“Ten Percent Stockholder”) will be exercisable after the expiration of five (5) years from the date the ISO is granted. The Committee also may provide for options to become exercisable at one time or from time to time, periodically or otherwise, in such number of Shares or percentage of Shares as the Committee determines.

5.3   Exercise Price. The Exercise Price of an option will be determined by the Committee when the option is granted and may be greater, less than, or equal to the Fair Market Value of the Shares on the date of grant; provided that: (i) the Exercise Price of an ISO will be not less than 100% of the Fair Market Value of the Shares on the date of grant; and (ii) the Exercise Price of any ISO granted to a Ten Percent Stockholder will not be less than 110% of the Fair Market Value of the Shares on the date of grant. In addition, the Exercise Price may (i) be subject to a limit on the economic value that may be realized by a Participant from an option or SAR, or otherwise (ii) vary from the original purchase price, provided that such variable purchase price can never be less than the Fair Market Value of the shares of Common Stock subject to such option or SAR, determined as of the date of grant

5.4   Date of Grant. The date of grant of an Option will be the date on which the Committee makes the determination to grant such option, unless otherwise specified by the Committee. The Stock Option Agreement and a copy of this Plan will be delivered to the Participant within a reasonable time after the granting of the Option.

5.5   Method of Exercise. Options may be exercised by delivery to the Company of a written stock option exercise agreement (the “Exercise Agreement”) in a form approved from time to time by the Committee (which need not be the same for each Participant), stating the number of Shares being purchased, the restrictions imposed on the Shares purchased under such Exercise Agreement, if any, and such representations and agreements regarding Participant’s investment intent and access to information and other matters, if any, as may be required or desirable by the Company to comply with applicable securities laws, together with payment in full of the Exercise Price for the number of Shares being purchased. Payment for the Shares purchased may be made in accordance with Section 8 of this Plan.

5.6   Termination. Unless otherwise expressly provided in an Award Agreement or otherwise determined by the Committee, exercise of an option will always be subject to the following:

a.	If the Participant is Terminated for any reason (including voluntary Termination) other than death or Disability, then the Participant may exercise such Participant’s Options only to the extent that such options would have been exercisable upon the Termination Date no later than three (3) months after the Termination Date (or such shorter or longer time period not exceeding five (5) years as may be determined by the Committee, with any exercise beyond three (3) months after the Termination Date deemed to be a NQSO), but in any event, no later than the expiration date of the Options.

b.	If the Participant is Terminated because of Participant’s death or Disability (or the Participant dies within three (3) months after a Termination other than for Cause or because of Participant’s Disability), then Participant’s Options may be exercised only to the extent that such options would have been exercisable by Participant on the Termination Date and must be exercised by Participant (or Participant’s legal representative or authorized assignee) no later than twelve (12) months after the Termination Date (or such shorter or longer time period not exceeding five (5) years as may be determined by the Committee, with any such exercise beyond twelve (12) months after the Termination Date when the Termination is for Participant’s death or Disability, deemed to be a NQSO), but in any event no later than the expiration date of the Options.

c.	Notwithstanding the provisions in paragraph 5.6(a) above, if a Participant is terminated for Cause, neither the Participant, the Participant’s estate nor such other person who may then hold the Option shall be entitled to exercise any option with respect to any Shares whatsoever, after termination of service, whether or not after termination of service the Participant may receive payment from the Company or Subsidiary for vacation pay, for services rendered prior to termination, for services rendered for the day on which termination occurs, for salary in lieu of notice, or for any other benefits. In making such determination, the Committee shall give the Participant an opportunity to present to the Committee evidence on his behalf. For the purpose of this paragraph, termination of service shall be deemed to occur on the date when the Company dispatches notice or advice to the Participant that his or her service is terminated.

d.	If the Participant is not an employee or a director, the Award Agreement shall specify treatment of the Award upon Termination.

5.7   Limitations on ISO. The aggregate Fair Market Value (determined as of the date of grant) of Shares with respect to which ISO’s are exercisable for the first time by a Participant during any calendar year (under this Plan or under any other incentive stock option plan of the Company or Subsidiary of the Company) will not exceed $100,000 or such other amount as may be required by the Code. If the Fair Market Value of Shares on the date of grant with respect to which ISO’s are exercisable for the first time by a Participant during any calendar year exceeds $100,000, then the Options for the first $100,000 worth of Shares to become exercisable in such calendar year will be ISO’s and the Options for the amount in excess of $100,000 that become exercisable in that calendar year will be NQSO’s. In the event that the Code or the regulations promulgated thereunder are amended after the Effective Date of this Plan to provide for a different limit on the Fair Market Value of Shares permitted to be subject to ISO’s, such different limit will be automatically incorporated herein and will apply to any Options granted after the effective date of such amendment. Notwithstanding Section 2, the maximum aggregate number of ISOs that may be issued under this Plan is 6,750,000.

5.8   Modification, Extension or Renewal. The Committee may modify, extend or renew outstanding Options and authorize the grant of new Options in substitution therefor, provided that, except as expressly provided for in the Plan or an Award Agreement, any such action may not, without the written consent of a Participant, impair any of such Participant’s rights under any option previously granted and (ii) except as provided for in Section 18 of the Plan, options issued hereunder will not be repriced, replaced or regranted through cancellation or by lowering the Exercise Price of a previously granted Award without prior approval of the Company’s stockholders. Any outstanding ISO that is modified, extended, renewed or otherwise altered will be treated in accordance with Section 424(h) of the Code.

5.9   Limitations on Exercise. The Committee may specify a reasonable minimum number of Shares that may be purchased on any exercise of an option, provided that such minimum number will not prevent Participant from exercising the option for the full number of Shares for which it is then exercisable.

5.10   No Disqualification. Notwithstanding any other provision in this Plan, no term of this Plan relating to ISO’s will be interpreted, amended or altered, nor will any discretion or authority granted under this Plan be exercised, so as to disqualify this Plan under Section 422 of the Code or, without the consent of the Participant affected, to disqualify any ISO under Section 422 of the Code.

5.11   Lapsed Grants. Notwithstanding anything in the Plan to the contrary, the Company may, in its sole discretion, allow the exercise of a lapsed grant if the Company determines that: (i) the lapse was solely the result of the Company’s inability to timely execute the exercise of an option award prior to its lapse, and (ii) the Participant made valid and reasonable efforts to exercise the Award. In the event the Company makes such a determination, the Company shall allow the exercise to occur as promptly as possible following its receipt of exercise instructions subsequent to such determination.

5.12   Stock Appreciation Rights (SARs). In addition to the grant of options, as set forth above, the Committee may also grant SARs to any person eligible to be a Participant, which grant shall consist of a right that is the economic equivalent, and in all other regards is identical to a stock option that is permitted to be granted under the Plan, except that on the exercise of such SAR, the Participant shall receive shares of Common Stock having a Fair Market Value that is equal to the Fair Market Value of the shares of Common Stock that would be subject to such an option, reduced by the amount that would be required to be paid by the Participant as the purchase price on exercise of such option. A grant of a SAR shall be documented by means of an Award Agreement (a “SAR Agreement”) containing the relevant terms and conditions of such grant. For purposes of the limitation on the number of shares of Common Stock that may be subject to Stock Options granted to any employee during any one calendar year, and for purposes of the aggregate limitation on the number of shares of Common Stock that may be subject to grants under the Plan, SARs shall be treated in the same manner as options would be treated.

6.  RESTRICTED STOCK.

6.1.      Restricted Stock Awards. The Committee may grant to any Participant an Award of Common Stock in such number of shares, and on such terms, conditions and restrictions, whether based on performance standards, periods of service, retention by the Participant of ownership of purchased or designated shares of Common Stock or other criteria, as the Committee shall establish. If the Committee determines to make performance-based Awards of restricted Shares under this Section 6 to “covered employees” (as defined in Section 162(m) of the Code), performance targets will be limited to specified levels of one or more of the Performance Factors specified in the definition set forth in Section 24. The terms of any Restricted Stock Award granted under this Plan shall be set forth in an Award Agreement which shall contain provisions determined by the Committee and not inconsistent with this Plan.

6.2      Issuance of Restricted Shares. As soon as practicable after the Date of Grant of a Restricted Stock Award by the Committee, the Company shall cause to be transferred on the books of the Company, or its agent, Common Stock, registered on behalf of the Participant, evidencing the restricted Shares covered by the Award, but subject to forfeiture to the Company as of the Date of Grant if an Award Agreement with respect to the Restricted Shares covered by the Award is not duly executed by the Participant and timely returned to the Company. All Common Stock covered by Awards under this Section 6 shall be subject to the restrictions, terms and conditions contained in the Plan and the Award Agreement entered into by the Participant. Until the lapse or release of all restrictions applicable to an Award of restricted Shares, the share certificates representing such restricted Shares may be held in custody by the Company, its designee, or, if the certificates bear a restrictive legend, by the Participant. Upon the lapse or release of all restrictions with respect to an Award as described in Section 6.5, one or more share certificates, registered in the name of the Participant, for an appropriate number of shares as provided in Section 6.5, free of any restrictions set forth in the Plan and the Award Agreement shall be delivered to the Participant.

6.3      Shareholder Rights. Beginning on the Date of Grant of the Restricted Stock Award and subject to execution of the Award Agreement as provided in Section 6.2, the Participant shall become a shareholder of the Company with respect to all shares subject to the Award Agreement and shall have all of the rights of a shareholder, including, but not limited to, the right to vote such shares and the right to receive dividends; provided, however, that any Common Stock distributed as a dividend or otherwise with respect to any restricted Shares as to which the restrictions have not yet lapsed, shall be subject to the same restrictions as such restricted Shares and held or restricted as provided in Section 6.2.

6.4      Restriction on Transferability. None of the restricted Shares may be assigned or transferred (other than by will or the laws of descent and distribution, or to an inter vivos trust with respect to which the Participant is treated as the owner under Sections 671 through 677 of the Code, except to the extent that Section 16 of the Exchange Act limits a Participant's right to make such transfers), pledged or sold prior to lapse of the restrictions applicable thereto.

6.5      Delivery of Shares Upon Vesting. Upon expiration or earlier termination of the forfeiture period without a forfeiture and the satisfaction of or release from any other conditions prescribed by the Committee, or at such earlier time as provided under the provisions of Section 6.7, the restrictions applicable to the restricted Shares shall lapse. As promptly as administratively feasible thereafter, the Company shall deliver to the Participant or, in case of the Participant's death, to the Participant's Beneficiary, one or more share certificates for the appropriate number of shares of Common Stock, free of all such restrictions, except for any restrictions that may be imposed by law.

6.6      Forfeiture of Restricted Shares. Subject to Sections 6.7, all restricted Shares shall be forfeited and returned to the Company and all rights of the Participant with respect to such restricted Shares shall terminate unless the Participant continues in the service of the Company or a Subsidiary as an employee until the expiration of the forfeiture period for such restricted Shares and satisfies any and all other conditions set forth in the Award Agreement. The Committee shall determine the forfeiture period (which may, but need not, lapse in installments) and any other terms and conditions applicable with respect to any Restricted Stock Award.

6.7      Waiver of Forfeiture Period. Notwithstanding anything contained in this Section 6 to the contrary, the Committee may, in its sole discretion, waive the forfeiture period and any other conditions set forth in any Award Agreement under appropriate circumstances (including the death, Disability or retirement of the Participant or a material change in circumstances arising after the date of an Award) and subject to such terms and conditions (including forfeiture of a proportionate number of the restricted Shares) as the Committee shall deem appropriate; provided, that for any Award that is intended to be performance-based compensation for purposes of Section 162(m) of the Code, the forfeiture period and any other conditions set forth in the Award Agreement for such performance-based Award may only be waived to the extent consistent with the requirements of performance-based compensation set forth in Section 162(m) of the Code and guidance thereunder.

6.8      Restricted Stock Unit Awards. Without limiting the generality of the foregoing provisions of this Section 6, and subject to such terms, limitations and restrictions as the Committee may impose, Participants designated by the Committee may receive Awards of Restricted Stock Units representing the right to receive shares of Common Stock in the future subject to the achievement of one or more goals relating to the completion of service by the Participant and/or the achievement of performance or other objectives. If the Committee determines to make performance-based Awards of Restricted Stock Units under this Section 6.8 to “covered employees” (as defined in Section 162(m) of the Code), performance targets will be limited to specified levels of one or more of the Performance Factors specified in the definition set forth in Section 24. Restricted Stock Unit Awards shall be subject to the restrictions, terms and conditions contained in the Plan and the applicable Award Agreements entered into by the appropriate Participants. Until the lapse or release of all restrictions applicable to an Award of Restricted Stock Units, no shares of Common Stock shall be issued in respect of such Awards and no Participant shall have any rights as a stockholder of the Company with respect to the shares of Common Stock covered by such Restricted Stock Unit Award. Upon the lapse or release of all restrictions with respect to a Restricted Stock Unit Award or at a later date if distribution has been deferred, one or more share certificates, registered in the name of the Participant, for an appropriate number of shares, free of any restrictions set forth in the Plan and the related Award Agreement shall be delivered to the Participant. A Participant’s Restricted Stock Unit Award shall not be contingent on any payment by or consideration from the Participant other than the rendering of services. Notwithstanding anything contained in this Section 6.8 to the contrary, the Committee may, in its sole discretion, waive the forfeiture period and any other conditions set forth in any Award Agreement under appropriate circumstances (including the death, Disability or retirement of the Participant) and subject to such terms and conditions (including forfeiture of a proportionate number of the Restricted Stock Units) as the Committee shall deem appropriate; provided, that for any Award of Restricted Stock that is intended to be performance-based compensation for purposes of Section 162(m) of the Code, the forfeiture period and any other conditions set forth in the Award Agreement for such performance-based compensation may only be waived to the extent consistent with the requirements of performance-based compensation set forth in Section 162(m) of the Code and guidance thereunder.

7. PERFORMANCE AND OTHER STOCK-BASED AWARDS.

7.1     Performance Awards.

(a)      Award Periods and Calculations of Potential Incentive Amounts. The Committee may grant Performance Awards to Participants. A Performance Award shall consist of the right to receive a payment (measured by the Fair Market Value of a specified number of shares of Common Stock, increases in such Fair Market Value during the Award Period and/or a fixed cash amount) contingent upon the extent to which certain predetermined performance targets have been met during an Award Period. The Award Period shall be two or more fiscal or calendar years as determined by the Committee. The Committee, in its discretion and under such terms as it deems appropriate, may permit newly eligible Participants, such as those who are promoted or newly hired, to receive Performance Awards after an Award Period has commenced.

(b)      Performance Targets. The performance targets may include such goals related to the performance of the Company or, where relevant, any one or more of its Subsidiaries or divisions and/or the performance of a Participant as may be established by the Committee in its discretion. In the case of Performance Awards to "covered employees" (as defined in Section 162(m) of the Code), the targets will be limited to specified levels of one or more of the Performance Factors specified in the definition set forth in Section24. The performance targets established by the Committee may vary for different Award Periods and need not be the same for each Participant receiving a Performance Award in an Award Period. Except to the extent inconsistent with the performance-based compensation exception under Section 162(m) of the Code, in the case of Performance Awards granted to employees to whom such section is applicable, the Committee, in its discretion, but only under extraordinary circumstances as determined by the Committee, may change any prior determination of performance targets for any Award Period at any time prior to the final determination of the Award when events or transactions occur to cause the performance targets to be an inappropriate measure of achievement.

(c)      Earning Performance Awards. The Committee, at or as soon as practicable after the Date of Grant, shall prescribe a formula to determine the percentage of the Performance Award to be earned based upon the degree of attainment of the applicable performance targets.

(d)      Payment of Earned Performance Awards. Payments of earned Performance Awards shall be made in cash, Common Stock or Stock Units, or a combination of cash, Common Stock and Stock Units, in the discretion of the Committee. The Committee, in its sole discretion, may define, and set forth in the applicable Award Agreement, such terms and conditions with respect to the payment of earned Performance Awards as it may deem desirable.

(e)      Termination of Service. In the event of a Participant’s Termination during an Award Period, the Participant’s Performance Awards shall be forfeited except as may otherwise be provided in the applicable Award Agreement; provided, that payment of the Performance Award intended to be performance-based compensation for purposes of Section 162(m) of the Code may be made only to the extent consistent with the requirements of performance-based compensation set forth in Section 162(m) of the Code and guidance thereunder.

7.2.     Grant of Other Stock-Based Awards. Other stock-based awards, consisting of stock purchase rights (with or without loans to Participants by the Company containing such terms as the Committee shall determine), Awards of Common Stock, or Awards valued in whole or in part by reference to, or otherwise based on, Common Stock, may be granted either alone or in addition to or in conjunction with other Awards under the Plan. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the persons to whom and the time or times at which such Awards shall be made, the number of shares of Common Stock to be granted pursuant to such Awards, and all other conditions of the Awards. Any such Award shall be confirmed by an Award Agreement executed by the Committee and the Participant, which Award Agreement shall contain such provisions as the Committee determines to be necessary or appropriate to carry out the intent of this Plan with respect to such Award.

7.3.     Terms of Other Stock-Based Awards. In addition to the terms and conditions specified in the Award Agreement, Awards made pursuant to Section 7.2 shall be subject to the following:

(a)      Any Common Stock subject to Awards made under Section 7.2 may not be sold, assigned, transferred, pledged or otherwise encumbered prior to the date on which the shares are issued, or, if later, the date on which any applicable restriction, performance or deferral period lapses; and

(b)      If specified by the Committee in the Award Agreement, the recipient of an Award under Section 7.2 shall be entitled to receive, currently or on a deferred basis, interest or dividends or dividend equivalents with respect to the Common Stock or other securities covered by the Award; and

(c)      The Award Agreement with respect to any Award shall contain provisions dealing with the disposition of such Award in the event of the Participant’s Termination prior to the exercise, realization or payment of such Award, whether such termination occurs because of retirement, Disability, death or other reason, with such provisions to take account of the specific nature and purpose of the Award.

8. PAYMENT FOR SHARE PURCHASES.

8.1   Payment. Payment for Shares purchased pursuant to this Plan may be made in cash (by check) or, where expressly approved for the Participant by the Committee or where expressly indicated in the Participant’s Award Agreement and where permitted by law:

a.   by cancellation of indebtedness of the Company to the Participant;

b.   by surrender of shares that either: (1) have been owned by Participant for more than six (6) months and have been paid for within the meaning of SEC Rule 144 (and, if such shares were purchased from the Company by use of a promissory note, such note has been fully paid with respect to such shares); or (2) were obtained by Participant in the public market;

c.   by tender of a promissory note having such terms as may be approved by the Committee and bearing interest at a rate sufficient to avoid imputation of income under the Code;

d.   by waiver of compensation due or accrued to the Participant for services rendered;

e.   with respect only to purchases upon exercise of an option, and provided that a public market for the Company’s stock exists:

(1)	through a “same day sale” commitment from the Participant and a broker-dealer that is a member of the National Association of Securities Dealers (an “NASD Dealer”) whereby the Participant irrevocably elects to exercise the option and to sell a portion of the Shares so purchased to pay for the Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the Exercise Price directly to the Company; or

(2)	through a “margin” commitment from the Participant and a NASD Dealer whereby the Participant irrevocably elects to exercise the option and to pledge the Shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the Exercise Price directly to the Company; or

f.   by any combination of the foregoing or other method authorized by the Committee.

At its discretion, the Committee may modify or suspend any method for the exercise of stock options, including any of the methods specified in the previous sentence. Delivery of shares for exercising an Option shall be made either through the physical delivery of shares or through an appropriate certification or attestation of valid ownership.

8.2   Loan Guarantees. Except as prohibited by law or regulation, the Committee may authorize a guarantee by the Company of a third-party loan to the Participant for the purpose of purchasing Shares awarded under this Plan.

9.      WITHHOLDING TAXES

9.1   Withholding Generally. Whenever Shares are to be issued in satisfaction of Awards granted under this Plan, the Company may require the Participant to remit to the Company an amount sufficient to satisfy federal, state and local withholding tax requirements prior to the delivery of any certificate or certificates for such Shares. Whenever, under this Plan, payments in satisfaction of Awards are to be made in cash, such payment will be net of an amount sufficient to satisfy federal, state, and local withholding tax requirements.

9.2   Stock Withholding. When, under applicable law, a Participant incurs tax liability in connection with the exercise or vesting of any Award that is subject to tax withholding and the Participant is obligated to pay the Company the amount required to be withheld, the Committee may in its sole discretion allow the Participant to satisfy the minimum withholding tax obligation by electing to have the Company withhold from the Shares to be issued that number of Shares having a Fair Market Value equal to the minimum amount required to be withheld, determined on the date that the amount of tax to be withheld is to be determined. All elections by a Participant to have Shares withheld for this purpose will be made in accordance with the requirements established by the Committee and be in writing in a form acceptable to the Committee.

10.      PRIVILEGES OF STOCK OWNERSHIP. No Participant will have any of the rights of a stockholder with respect to any Shares until the Shares are issued to the Participant. After Shares are issued to the Participant, the Participant will be a stockholder and have all the rights of a stockholder with respect to such Shares, including the right to vote and receive all dividends or, other distributions made or paid with respect to such Shares; provided, that if such Shares are Restricted Stock, then any new, additional or different securities the Participant may become entitled to receive with respect to such Shares by virtue of a stock dividend, stock split or any other change in the corporate or capital structure of the Company will be subject to the same restrictions as the Restricted Stock; provided, further, that the Participant will have no right to retain such stock dividends or stock distributions with respect to Shares that are repurchased at the Participant’s Purchase Price or Exercise Price pursuant to Section 12.

11.      TRANSFERABILITY.

11.1   Non-Transferability of Options. No Option granted under the Plan shall be transferable by the Participant otherwise than by will or by the laws of descent and distribution, and such option right shall be exercisable, during the Participant’s lifetime, only by the Participant. Notwithstanding the foregoing, the Committee may set forth in an Award Agreement at the time of grant or thereafter, that the Options (other than Incentive Stock Options) may be transferred to members of the Participant’s immediate family, to trusts solely for the benefit of such immediate family members and to partnerships or limited liability companies in which such family members and/or trusts are the only partners or members, as the case may be. For this purpose, immediate family means the Participant’s spouse, parents, children, stepchildren, grandchildren and legal dependants. Any transfer of options made under this provision will not be effective until notice of such transfer is delivered to the Company.

11.2   Rights of Transferee. Notwithstanding anything to the contrary herein, if an option has been transferred in accordance with Section 11.1 above, the option shall be exercisable solely by the transferee. The option shall remain subject to the provisions of the Plan, including that it will be exercisable only to the extent that the Participant or Participant’s estate would have been entitled to exercise it if the Participant had not transferred the Option. In the event of the death of the Participant prior to the expiration of the right to exercise the transferred option, the period during which the option shall be exercisable will terminate on the date 12 months following the date of the Participant’s death. In no event will the option be exercisable after the expiration of the exercise period set forth in the Award Agreement. The Option shall be subject to such other rules relating to transferees as the Committee shall determine.

12.      RESTRICTIONS ON SHARES. At the discretion of the Committee, the Company may reserve to itself and/or its assignee(s) in the Award Agreement a right to repurchase a portion of or all Unvested Shares held by a Participant following such Participant’s Termination at any time within three (3) months after the later of Participant’s Termination Date and the date Participant purchases Shares under this Plan, for cash and/or cancellation of purchase money indebtedness, at the Participant’s Exercise Price or Purchase Price, as the case may be.

13.      CERTIFICATES. All certificates for Shares or other securities delivered under this Plan will be subject to such stock transfer orders, legends and other restrictions, consistent with the terms of the Awards, as the Committee may deem necessary or advisable, including restrictions under any applicable federal, state or foreign securities law, or any rules, regulations and other requirements of the SEC or any stock exchange or automated quotation system upon which the Shares may be listed or quoted.

14.      ESCROW; PLEDGE OF SHARES. To enforce any restrictions on a Participant’s Shares, the Committee may require the Participant to deposit all certificates representing Shares, together with stock powers or other instruments of transfer approved by the Committee, appropriately endorsed in blank, with the Company or an agent designated by the Company to hold in escrow until such restrictions have lapsed or terminated, and the Committee may cause a legend or legends referencing such restrictions to be placed on the certificates. Any Participant who is permitted to execute a promissory note as partial or full consideration for the purchase of Shares under this Plan will be required to pledge and deposit with the Company all or part of the Shares so purchased as collateral to secure the payment of Participant’s obligation to the Company under the promissory note; provided, however, that the Committee may require or accept other or additional forms of collateral to secure the payment of such obligation and, in any event, the Company will have full recourse against the Participant under the promissory note notwithstanding any pledge of the Participant’s Shares or other collateral. In connection with any pledge of the Shares, Participant will be required to execute and deliver a written pledge agreement in such form as the Committee will from time to time approve. In the discretion of the Committee, the pledge agreement may provide that the Shares purchased with the promissory note may be released from the pledge on a pro rata basis as the promissory note is paid.

15.      EXCHANGE AND BUYOUT OF AWARDS. To the extent consistent with Section 162(m) of the Code with respect to Awards intended to be performance-based compensation for purposes of Section 162(m) of the Code, the Committee may, at any time or from time to time, authorize the Company, with the consent of the respective Participants, to issue new Awards in exchange for the surrender and cancellation of any or all outstanding Awards. In addition, to the extent consistent with Section 162(m) of the Code with respect to Awards intended to be performance-based compensation for purposes of Section 162(m) of the Code, the Committee may at any time buy from a Participant an Award previously granted with payment in cash, Shares (including Restricted Stock) or other consideration, based on such terms and conditions, consistent with Section 162(m) of the Code, as the Committee and the Participant may agree.

16.      SECURITIES LAW AND OTHER REGULATORY COMPLIANCE. An Award will not be effective unless such Award is in compliance with all applicable federal and state securities laws, rules and regulations of any governmental body, and the requirements of any stock exchange or automated quotation system upon which the Shares may then be listed or quoted, as they are in effect on the date of grant of the Award and also on the date of exercise or other issuance. However, in the event that an Award is not effective as discussed in the preceding sentence, the Company will use reasonable efforts to modify, revise or renew such Award in a manner so as to make the Award effective. Notwithstanding any other provision in this Plan, the Company will have no obligation to issue or deliver certificates for Shares under this Plan prior to: (a) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and/or (b) completion of any registration or other qualification of such Shares under any state or federal law or ruling of any governmental body that the Company determines to be necessary or advisable. The Company will be under no obligation to register the Shares with the SEC or to effect compliance with the registration, qualification or listing requirements of any state securities laws, stock exchange or automated quotation system, and the Company will have no liability for any inability or failure to do so.

17.      NO OBLIGATION TO EMPLOY. Nothing in this Plan or any Award granted under this Plan will confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, the Company or any Subsidiary of the Company or limit in any way the right of the Company or any Subsidiary of the Company to terminate Participant’s employment or other relationship at any time, with or without cause.

18.      CORPORATE TRANSACTIONS.

18.1   Assumption or Replacement of Awards by Successor. If a Change-of-Control Event occurs:

(i)	the successor company in any Change-of-Control Event may, if approved in writing by the Committee prior to any Change-of-Control Event:

(1)	substitute equivalent options or Awards or provide substantially similar consideration to Participants as was provided to stockholders (after taking into account the existing provisions of the Awards), or

(2)	issue, in place of outstanding Shares of the Company held by the Participant, substantially similar shares or substantially similar other securities or substantially similar other property subject to repurchase restrictions no less favorable to the Participant.

(ii)	Notwithstanding anything in this Plan to the contrary, the Committee may, in its sole discretion, provide that the vesting of any or all options and Awards granted pursuant to this Plan will accelerate immediately prior to the consummation of a Change-of-Control Event. If the Committee exercises such discretion with respect to Options, such options will become exercisable in full prior to the consummation of such event at such time and on such conditions as the Committee determines, and if such Options are not exercised prior to the consummation of such event, they shall terminate at such time as determined by the Committee.

18.2   Other Treatment of Awards. Subject to any rights and limitations set forth in Section 18.1, if a Change-of-Control Event occurs or has occurred, any outstanding Awards will be treated as provided in the applicable agreement or plan of merger, consolidation, dissolution, liquidation, or sale of assets constituting the Change-of-Control Event.

18.3   Assumption of Awards by the Company. The Company, from time to time, also may substitute or assume outstanding awards granted by another company, whether in connection with an acquisition of such other company or otherwise, by either (a) granting an Award under this Plan in substitution of such other company’s award, or (b) assuming such award as if it had been granted under this Plan if the terms of such assumed award could be applied to an Award granted under this Plan. Such substitution or assumption will be permissible if the holder of the substituted or assumed award would have been eligible to be granted an Award under this Plan if the other company had applied the rules of this Plan to such grant. If the Company assumes an award granted by another company, the terms and conditions of such award will remain unchanged (except that the exercise price and the number and nature of Shares issuable upon exercise of any such option will be adjusted appropriately pursuant to Section 424(a) of the Code). If the Company elects to grant a new Option rather than assuming an existing option, such new Option may be granted with a similarly adjusted Exercise Price.

18.4   Adjustment of Shares. In the event that the number of outstanding shares is changed by a stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification or similar change in the capital structure of the Company without consideration, then (a) the number of Shares reserved for issuance under this Plan, (b) the Exercise Prices of and number of Shares subject to outstanding Options, and (c) the number of Shares subject to other outstanding Awards will be proportionately adjusted, subject to any required action by the Board or the stockholders of the Company and compliance with applicable securities laws; provided, however, that fractions of a Share will not be issued but will either be replaced by a cash payment equal to the Fair Market Value of such fraction of a Share or will be rounded up to the nearest whole Share, as determined by the Committee.

19.      ADOPTION AND STOCKHOLDER APPROVAL. This Plan will become effective on the date that this Plan is approved by the stockholders of the Company, consistent with applicable laws (the “Effective Date”).

20.      TERM OF PLAN. Unless earlier terminated as provided herein, this Plan will terminate ten (10) years from the date this Plan is adopted by the Board. The expiration of the Plan, however, shall not affect the rights of Participants under Options theretofore granted to them, and all unexpired options and Awards shall continue in force and operation after termination of the Plan, except as they may lapse or be terminated by their own terms and conditions.

21.      AMENDMENT OR TERMINATION OF PLAN. The Board may at any time terminate or amend this Plan in any respect, including without limitation, amendment of any form of Award Agreement or instrument to be executed pursuant to this Plan; provided, however, that the Board will not, (i) without the approval of the stockholders of the Company, amend this Plan in any manner that applicable law or regulation requires such stockholder approval, or (ii) without the written consent of the Participant substantially alter or impair any Option or Award previously granted under the Plan. Notwithstanding the foregoing, if an option has been transferred in accordance with the terms of this Plan, written consent of the transferee (and not the Participant) shall be necessary to substantially alter or impair any option or Award previously granted under the Plan.

22.      EFFECT OF Sections 162(m) and 409A of the Code.

22.1      Section 162(m) Compliance. The Plan, and all Awards designated by the Committee as “performance-based compensation” for purposes of Section 162(m) of the Code are intended to be exempt from the application of Section 162(m) of the Code, which restricts under certain circumstances the Federal income tax deduction for compensation paid by a public company to certain executives in excess of $1 million per year. The Committee may, without stockholder approval (unless otherwise required to comply with Rule 16b-3 under the Exchange Act or in accordance with applicable market or exchange requirements), amend the Plan retroactively and/or prospectively to the extent it determines necessary in order to comply with any subsequent clarification of Section 162(m) of the Code required to preserve the Company’s Federal income tax deduction for compensation paid pursuant to the Plan. To the extent that the Committee determines as of the Date of Grant of an Award that (i) the Award is intended to comply with Section 162(m) of the Code, and (ii) the exemption described above is no longer available with respect to such Award absent shareholder approval, such Award shall not be effective until any stockholder approval required under Section 162(m) of the Code has been obtained. Notwithstanding the foregoing, if the Committee deems it to be in the best interest of the Company, the Committee retains the discretion to make such Awards under the Plan that may not comply with the requirements of Section 162(m) of the Code.

22.2      Section 409A Compliance. No Award (or modification thereof) intended to comply with Section 409A of the Code shall provide for deferral of compensation that does not comply with Section 409A of the Code. Notwithstanding any provision of this Plan to the contrary, if one or more of the payments or benefits received or to be received by a Participant pursuant to an Award would cause the Participant to incur any additional tax or interest under Section 409A of the Code, the Committee may reform such provision to maintain to the maximum extent practicable the original intent of the applicable provision without violating the provisions of Section 409A of the Code. For purposes of this Plan, and solely to the extent necessary or advisable to comply with any applicable requirements of Section 409A of the Code and the regulations thereunder, references to a “termination of employment” shall be deemed to mean a “separation from service” as that term is defined under Treasury Reg. Section 1.409A-1(h). Notwithstanding any other provisions of this Plan to the contrary, and solely to the extent necessary for compliance with Section 409A of the Code (and only to the extent not otherwise eligible for exclusion from the requirements of Section 409A of the Code), if the Participant becomes entitled to a payment of any benefit or settlement of any Award under this Plan in connection with the Participant’s termination of employment (other than due to death) and the Participant is deemed to be a “Specified Employee” (as defined under Section 409A of the Code) as of the date of such termination of employment, no payment, settlement or other distribution required to be made to the Participant hereunder (including any payment of cash, any transfer of property and any provision of taxable benefits) shall be made earlier than the date that is six (6) months and one day following the date of the Participant’s termination of employment with the Company.”

23. GENERAL.

23.1   Additional Provisions of an Award. Awards under the Plan also may be subject to such other provisions (whether or not applicable to the benefit awarded to any other Participant) as the Committee determines appropriate including, without limitation, provisions to assist the Participant in financing the purchase of Stock upon the exercise of options, provisions for the forfeiture of or restrictions on resale or other disposition of shares of Stork acquired under any Award, provisions giving the Company the right to repurchase shares of Stock acquired under any Award in the event the Participant elects to dispose of such shares, provisions which restrict a Participant’s ability to sell Shares for a period of time under certain circumstances, and provisions to comply with Federal and state securities laws and Federal and state tax withholding requirements. Any such provisions shall be reflected in the applicable Award Agreement. In addition, the Committee may, in its discretion, provide in an Award Agreement that, in the event that the Participant engages, within a specified period after termination of employment, in certain activity specified by the Committee that is deemed detrimental to the interests of the Company (including, but not limited to, the breach of any non-solicitation and/or non-compete agreements with the Company), the Participant will forfeit all rights under any Options that remain outstanding as of the time of such act and will return to the Company an amount of shares with a Fair Market Value (determined as of the date such shares are returned) equal to the amount of any gain realized upon the exercise of any Option that occurred within a specified time period.

23.2.   Claim to Awards and Employment Rights. Unless otherwise expressly agreed in writing by the Company, no employee or other person shall have any claim or right to be granted an Award under the Plan or, having been selected for the grant of an Award, to be selected for a grant of any other Award. Neither the Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained in the employ or service of the Company, a Subsidiary or an Affiliate.

23.3.   Designation and Change of Beneficiary. Each Participant shall file with the Committee a written designation of one or more persons as the beneficiary who shall be entitled to receive the amounts payable with respect to an Award of Restricted Stock, if any, due under the Plan upon his death. A Participant may, from time to time, revoke or change his beneficiary designation without the consent of any prior beneficiary by filing a new designation with the Committee. The last such designation received by the Committee shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Committee prior to the Participant’s death, and in no event shall it be effective as of a date prior to such receipt. If no beneficiary designation is filed by the Participant, the beneficiary shall be deemed to be his or her spouse or, if the Participant is unmarried at the time of death, his or her estate.

23.4.   Payments to Persons Other Than Participants. If the Committee shall find that any person to whom any amount is payable under the Plan is unable to care for his or her affairs because of illness or accident, or is a minor, or is otherwise legally incompetent or incapacitated or has died, then any payment due to such person or such person’s estate (unless a prior claim therefor has been made by a duly appointed legal representative) may, if the Committee so directs the Company, be paid to such person’s spouse, child, relative, an institution maintaining or having custody of such person, or any other person deemed by the Committee, in its absolute discretion, to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Committee and the Company therefor.

23.5.   No Liability of Committee Members. No member of the Committee shall be personally liable by reason of any contract or other instrument executed by such Committee member or on his or her behalf in his or her capacity as a member of the Committee nor for any mistake of judgment made in good faith, and the Company shall indemnify and hold harmless each member of the Committee and each other employee, officer or director of the Company to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated, against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim) arising out of any act or omission to act in connection with the Plan unless arising out of such person’s own fraud or willful bad faith; provided, however, that approval of the Board shall be required for the payment of any amount in settlement of a claim against any such person. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation or By-Laws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

23.6.   Governing Law. The Plan and all agreements hereunder shall be governed by and construed in accordance with the internal laws of the State of Delaware without regard to the principles of conflicts of law thereof.

23.7.   Funding. No provision of the Plan shall require the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Participants shall have no rights under the Plan other than as general unsecured creditors of the Company, except that insofar as they may have become entitled to payment of additional compensation by performance of services, they shall have the same rights as other employees under general law.

23.8.   Reliance on Reports. Each member of the Committee and each member of the Board shall be fully justified in relying, acting or failing or refusing to act, and shall not be liable for having so relied, acted or failed or refused to act in good faith, upon any report made by the independent public accountant of the Company and its subsidiaries and Affiliates and upon any other information furnished in connection with the Plan by any person or persons other than himself.

23.9.   Relationship to Other Benefits. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, profit sharing, group insurance or other benefit plan of the Company or any Subsidiary except as otherwise specifically provided in such other plan.

23.10.   Expenses. The expenses of administering the Plan shall be borne by the Company and its Subsidiaries and Affiliates.

23.11.   Pronouns. Masculine pronouns and other words of masculine gender shall refer to both men and women.

23.12.   Titles and Headings. The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings shall control.

23.13.   Termination of Employment. For all purposes herein, a person who transfers from employment or service with the Company to employment or service with a Subsidiary or Affiliate or vice versa shall not be deemed to have terminated employment or service with the Company, a Subsidiary or Affiliate.

23.14   Nonexclusivity of the Plan. Neither the adoption of this Plan by the Board, the submission of this Plan to the stockholders of the Company for approval, nor any provision of this Plan will be construed as creating any limitations on the power of the Board to adopt such incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options and bonuses otherwise than under this Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

23.15   Employees Based Outside of the United States. Notwithstanding any provision of the Plan to the contrary, in order to foster and promote achievement of the purposes of the Plan or to comply with provisions of laws in other countries in which the Company, its Affiliates, and its Subsidiaries operate or have employees, the Committee, in its sole discretion, shall have the power and authority to (i) determine which employees employed outside the United States are eligible to participate in the Plan, (ii) modify the terms and conditions of Awards granted to employees who are employed outside the United States, and (iii) establish subplans (through the addition of schedules to the Plan or otherwise), modify option exercise procedures and other terms and procedures to the extent such actions may be necessary or advisable.

24.   DEFINITIONS. As used in this Plan, the following terms will have the following meanings:

“Affiliate” means any entity in which the Company has an ownership interest of at least 20%.

“Award” means any award under this Plan, including any Option, Restricted Stock or Stock Bonus.

“Award Agreement” means, with respect to each Award, the signed written agreement between the Company and the Participant setting forth the terms and conditions of the Award.

“Board” means the Board of Directors of the Company.

“Cause” means the Company, a Subsidiary or Affiliate having cause to terminate a Participant’s employment or service under any existing employment, consulting or any other agreement between the Participant and the Company or a Subsidiary or Affiliate or, in the absence of such an employment, consulting or other agreement, upon (i) the determination by the Committee that the Participant has ceased to perform his duties to the Company, a Subsidiary or Affiliate (other than as a result of his incapacity due to physical or mental illness or injury), which failure amounts to an intentional and extended neglect of his duties to such party, (ii) the Committee’s determination that the Participant has engaged or is about to engage in conduct materially injurious to the company, a Subsidiary or Affiliate or (iii) the Participant having been convicted of a felony or a misdemeanor carrying a jail sentence of six months or more.

“Change-of-Control Event” means the occurrence of any one or more of the following events: (i) there shall have been a change in a majority of the Board of Directors of the Company within a two (2) year period, unless the appointment of a director or the nomination for election by the Company’s stockholders of each new director was approved by the vote of a majority of the directors then still in office who were in office at the beginning of such two (2) year period, or (ii) the Company shall have been sold by either (A) a sale of all or substantially all its assets, or (B) a merger or consolidation, other than any merger or consolidation pursuant to which the Company acquires another entity, or (C) a tender offer, whether solicited or unsolicited.

“Code” means the Internal Revenue Code of 1986, as amended. Reference in the Plan to any section of the Code shall be deemed to include any amendments or successor provisions to such section and any regulations under such section.

“Common Stock” means the outstanding common stock, par value $0.0001 per share, of the Company, or any other class of securities into which substantially all the Common Stock is converted or for which substantially all the Common Stock is exchanged.

“Committee” means the Compensation Committee, the Stock Option Committee or such other committee appointed by the Board consisting solely of two or more Outside Directors or the Board.

“Company” means the Black Diamond, Inc., a Delaware corporation, or any successor corporation.

“Disability” or “Disabled” means a disability, whether temporary or permanent, partial or total, as determined in good faith by the Committee.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exercise Price” means the price at which a holder of an Option may purchase the Shares issuable upon exercise of the Option.

“Fair Market Value” means, as of any date, the value of a share of the Company’s Common Stock determined as follows:

a.	if such Common Stock is publicly traded and is then listed on a national securities exchange (i.e. The New York Stock Exchange), its closing price on the date of determination on the principal national securities exchange on which the Common Stock is listed or admitted to trading, and if there were no trades on such date, on the day on which a trade occurred next preceding such date;

b.	if such Common Stork is publicly traded and is then quoted on the NASDAQ National Market, its closing price on the NASDAQ National Market on the date of determination as reported in The Wall Street Journal, and if there were no trades on such date, on the day on which a trade occurred next preceding such date;

c.	if such Common Stock is publicly traded but is not quoted on the NASDAQ National market nor listed or admitted to trading on a national securities exchange, the average of the closing bid and asked prices on the date of determination as reported in The Wall Street Journal or, if not reported in The Wall Street Journal, as reported by any reputable publisher or quotation service, as determined by the Committee in good faith, and if there were no trades on such date, on the day on which a trade occurred next preceding such date;

d.	if none of the foregoing is applicable, by the Committee in good faith based upon factors available at the time of the determination, including, but not limited to, capital raising activities of the Company.

“Insider” means an officer or director of the Company or any other person whose transactions in the Company’s Common Stock are subject to Section 16 of the Exchange Act.

“NASD Dealer” has the meaning set forth in section 8(e).

“NQSO’s” has the meaning set forth in Section 5.

“Option” means an award of an option to purchase Shares pursuant to Section 5.

“Outside Director” means a person who is both (i) a “nonemployee director” within the meaning of Rule 16b-3 under the Exchange Act, or any successor rule or regulation and (ii) an “outside director” within the meaning of Section 162(m) of the Code.

“Participant” means a person who receives an Award under this Plan.

“Performance Award” means an Award of Shares, or cash in lieu of Shares, pursuant to Section 7.

“Performance Factors” means the factors selected by the Committee from time to time, including, but not limited to, the following measures to determine whether the performance goals established by the Committee and applicable to Awards have been satisfied: revenue; net revenue; revenue growth; net revenue growth; earnings before interest, taxes, depreciation and amortization (“EBITDA”); adjusted EBITDA; EBITDA growth and adjusted EBITDA growth; funds from operations; funds from operations per share; operating income (loss); operating income growth; operating cash flow; adjusted operating cash flow return on income; net income; net income growth; pre- or after-tax income (loss); cash available for distribution; cash available for distribution per share; cash and/or cash equivalents available for operations; net earnings (loss); earnings (loss) per share; earnings per share growth; return on equity; return on assets; share price performance (based on historical performance or in relation to selected organizations or indices); total shareholder return; total shareholder return growth; economic value added; improvement in cash-flow (before or after tax); successful capital raises; and confidential business unit objectives.

“Performance Period” means the period of service determined by the Committee, not to exceed five years, during which years of service or performance is to be measured for Restricted Stock Awards or Performance Awards.

“Plan” means Black Diamond, Inc. 2015 Stock Incentive Plan, as amended from time to time.

“Restricted Stock Award” means an award of Shares pursuant to Section 6.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Shares” means shares of the Company’s Common Stock reserved for issuance under this Plan, as adjusted pursuant to Section 18, and any successor security.

“Stock Unit” means an Award giving the right to receive Shares granted under either Section 6.8 or Section 7 of the Plan.

“Subsidiary” means any corporation or other legal entity (other than the Company) in an unbroken chain of corporations and/or other legal entities beginning with the Company if each of the corporations and entities other than the last corporation or entity in the unbroken chain owns stock, other equity securities or other equity interests possessing 50% or more of the total combined voting power of all classes of stock, other equity securities or other equity interests in one of the other corporations or entities in such chain.

“Ten Percent Stockholder” has the meaning set forth in Section 5.2.

“Termination” or “Terminated” means, for purposes of this Plan with respect to a Participant, that the Participant has for any reason ceased to provide services as an employee, officer, director, consultant, independent contractor, or advisor to the Company or Subsidiary of the Company. An employee will not be deemed to have ceased to provide services in the case of (i) sick leave, (ii) military leave, or (iii) any other leave of absence approved by the Committee, provided, that such leave is for a period of not more than 90 days, unless re-employment upon the expiration of such leave is guaranteed by contract or statute or unless provided otherwise pursuant to formal policy adopted from time to time by the Company and issued and promulgated to employees in writing. In the case of any employee on an approved leave of absence, the Committee may make such provisions respecting suspension of vesting of the Award while on leave from the employ of the Company or a Subsidiary as it may deem appropriate, except that in no event may an Option be exercised after the expiration of the term set forth in the option agreement. The Committee will have sole discretion to determine whether a Participant has ceased to provide services and the effective date on which the Participant ceased to provide services (the “Termination Date”).

“Unvested Shares” means “Unvested Shares” as defined in the Award Agreement.

“Vested Shares” means “Vested Shares” as defined in the Award Agreement.